SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No.      )

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Filed by a Party other than the Registrant  ☐

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☒ Preliminary Proxy Statement	☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material under Rule 14a-12

GEVITY HR, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

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☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

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(4)	Date Filed:

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
PROXY STATEMENT
ABOUT THE MEETING
SHAREHOLDER PROPOSALS
OUTSTANDING CAPITAL STOCK
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
PROPOSAL 1: ELECTION OF DIRECTORS
PROPOSAL 2: ISSUANCE OF SERIES A PREFERRED STOCK
EXECUTIVE COMPENSATION
AUDIT COMMITTEE
STOCK PERFORMANCE CHART
RELATIONSHIP WITH INDEPENDENT ACCOUNTANTS
SOLICITATION OF PROXIES
EXHIBIT A — CERTIFICATE OF DESIGNATION
EXHIBIT B — FORM OF PREFERRED STOCK PURCHASE AGREEMENT
EXHIBIT C — FORM OF REGISTRATION RIGHTS AGREEMENT
EXHIBIT D — COMPENSATION COMMITTEE CHARTER
EXHIBIT E — AUDIT COMMITTEE CHARTER

[Gevity letterhead]

______________, 2003

Dear Shareholder:

     On behalf of the board of directors and management of Gevity HR, Inc., we cordially invite you to attend the annual meeting of shareholders to be held on May 22, 2003, at our offices in Bradenton, Florida, commencing at 9:00 a.m., local time. At this meeting, you will be asked to elect three directors and to consider and vote upon a proposal to approve the issuance by Gevity of 30,000 shares of a newly-created series of its preferred stock to be designated as the “Series A Convertible Preferred Stock.” The purchase price for the Series A Convertible Preferred Stock will be $1,000 per share for an aggregate purchase price of $30 million and the shares will be convertible into shares of our common stock at an initial conversion price per share of $5.44.

     Your vote is very important. Regardless of whether you plan to attend the annual meeting, you are requested to mark, sign, date and promptly return the enclosed proxy in the envelope provided. If you attend the annual meeting, you may vote in person even if you have previously mailed a proxy card. We encourage you to vote your shares as soon as possible.

     Thank you for your continued support.

Sincerely,

Erik Vonk Chairman of the Board and Chief Executive Officer

GEVITY HR, INC.
600 301 BOULEVARD WEST
SUITE 202
BRADENTON, FLORIDA 34205

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD MAY 22, 2003

To our valued shareholders:

     PLEASE TAKE NOTICE that the annual meeting of shareholders of Gevity HR, Inc. will be held on May 22, 2003, at 9:00 a.m., local time, at our offices located at 600 301 Boulevard West, Suite 202, Bradenton, Florida 34205 for the following purposes:

1.	to elect three Class I directors to serve until the annual meeting of shareholders in 2006 or until their successors are duly elected and qualified;

2.	to vote upon a proposal to approve the issuance of 30,000 shares of a newly-created series of preferred stock to be designated as the “Series A Convertible Preferred Stock” as described in the accompanying proxy statement and which will have the terms provided in the certificate of designation, a copy of which is attached as Exhibit A to the proxy statement; and

3.	to transact such other business as may properly come before the meeting or an adjournment thereof.

     All shareholders are cordially invited to attend the annual meeting; however, only shareholders of record at the close of business on March 31, 2003, are entitled to notice of and to vote at the annual meeting or an adjournment of the meeting. A list of shareholders entitled to vote will be available at our offices located at 600 301 Boulevard West, Suite 202, Bradenton, Florida 34205, for ten (10) business days immediately preceding the meeting.

     PLEASE DATE AND SIGN THE ENCLOSED PROXY CARD AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE. No postage is required if the proxy card is mailed in the United States. Prompt response by our shareholders will reduce the time and expense of solicitation.

By Order of the Board of Directors:

Gregory M. Nichols Secretary April , 2003

GEVITY HR, INC.
600 301 BOULEVARD WEST
SUITE 202
BRADENTON, FLORIDA 34205

PROXY STATEMENT

FOR THE ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON MAY 22, 2003

     Gevity HR, Inc., a Florida corporation, furnishes this proxy statement to our shareholders in connection with the solicitation on behalf of our board of directors of proxies to be voted at the annual meeting of our shareholders to be held May 22, 2003. Proxies in the form enclosed will be voted at the meeting if properly executed, returned to us before the meeting, and not revoked. You may revoke the proxy at any time before it is exercised. The approximate date on which this proxy statement and the enclosed proxy card will first be sent to shareholders is April      , 2003.

     We have enclosed our 2002 annual report. Except for those portions of the annual report incorporated into this proxy statement as described under “Financial and Other Information” on page      , the annual report does not form a part of the proxy solicitation material.

ABOUT THE MEETING

     The presence, in person or by proxy, of the holders of a majority of the outstanding shares of our common stock is necessary to constitute a quorum at the annual meeting of shareholders. Abstentions and broker non-votes will be treated as shares of common stock that are present and entitled to vote for purposes of determining the presence of a quorum. In deciding all questions, a holder of common stock is entitled to one vote, in person or by proxy, for each share held in the shareholder’s name on the record date.

     You are being asked to vote on two proposals. One proposal is to elect three Class I directors. To be elected a director, each nominee must receive a plurality of all the votes cast at the meeting for the election of directors. If a quorum is present, any abstentions or broker non-votes will have no effect on the election of directors. Should any nominee become unable or unwilling to accept nomination or election, the proxy holders may vote for the election in such nominee’s stead of any other person our board of directors may recommend.

     The other proposal is for the approval of the issuance by us of 30,000 shares of a newly-created series of preferred stock designated as the “Series A Convertible Preferred Stock,” as described in this proxy statement, and which will have the terms provided in the Certificate of Designation, a copy of which is attached to this proxy statement as Exhibit A. Approval of the issuance of the Series A Convertible Preferred Stock requires the affirmative vote of a majority of the shares present and entitled to vote at the meeting. Abstentions will have the same effect as negative votes on such approval, but broker non-votes will have no effect on the approval of such proposal.

     Where shareholders have appropriately specified how their proxies are to be voted, the proxies will be voted accordingly. If any other matter or business is brought before the annual meeting, the proxy holders may vote the proxies at their discretion. Our board of directors does not presently know of any such other matter or business.

     The accompanying proxy, unless the shareholder otherwise specifies therein, when executed and returned to us will be voted (i) FOR the election as directors of the persons designated under the caption “Election of Directors—Nominees for Director;” (ii) FOR the approval of the issuance of 30,000 shares of Series A Convertible Preferred Stock; and (iii) at the discretion of the proxy holders on any other matter that may properly come before the meeting or any adjournment thereof.

SHAREHOLDER PROPOSALS

     You are notified that if you wish to provide a proposal to be included in our proxy statement and form of proxy relating to the 2004 annual meeting of shareholders, a written copy of your proposal must be received by us at our principal offices c/o Gregory M. Nichols, General Counsel, Gevity HR, Inc., 600 301 Boulevard West, Suite 202, Bradenton, Florida 34205, prior to the close of business on      , 2003.

     For any proposal that is not submitted for inclusion in next year’s proxy statement, but is instead sought to be presented directly at our 2004 annual meeting, the rules of the Securities and Exchange Commission permit the proxy or proxies designated by us to vote such proxies in their discretion if we:

•	receive notice of the proposal before the close of business on , 2004, and advise shareholders in the 2004 proxy statement about the nature of the matter and how we intend to vote on such matter; or

•	do not receive notice of the proposal prior to the close of business on , 2004.

OUTSTANDING CAPITAL STOCK

     The record date for shareholders entitled to notice of, and to vote at, the 2003 annual meeting of shareholders is the close of business on March 31, 2003. At the close of business on that date, we had issued and outstanding and entitled to vote at the annual meeting      shares of common stock.

     The following table sets forth the beneficial ownership of our common stock as of March 31, 2003, by each director, nominee for director, and executive officer named in the summary compensation table on page      of this proxy statement; by each beneficial owner of more than 5% of our outstanding common stock; and by our directors and executive officers as a group.

		Number of
		Shares	Percent of
		Beneficially	Outstanding
Name	Address	Owned (1)	Shares

Charles S. Craig	Two Soundview Dr	4,863,734 (2)	23.3%
	Greenwich, CT 06830

Paribas	Equitable Tower	2,035,206 (3)	9.7
	787 7th Avenue
	New York, NY 10019

Strong Capital	100 Heritage Reserve	1,059,330 (4)	5.1
Management, Inc.	Menomonee Falls, WI 53051

John E. Panning	600 301 Boulevard West, Suite 202	580,068	(5)	2.8
	Bradenton, FL 34205

George B. Beitzel	29 King Street	455,066	(6)	2.2
	Chappaqua, NY 10514

James F. Manning (7)	600 301 Boulevard West, Suite 202	351,978	(8)	1.7
	Bradenton, FL 34205

Erik Vonk (9)	600 301 Boulevard West, Suite 202	415,562	(10)	2.0
	Bradenton, FL 34205

Lisa J. Harris	600 301 Boulevard West, Suite 202	225,258	(11)	1.1
	Bradenton, FL 34205

Elliot B. Ross	23500 Merchantile	122,011	(12)	0.6
	Suite A
	Beechwood, OH 44122

Jonathan H. Kagan	30 Rockefeller Plaza	118,728	(13)	0.6
	48th Floor
	New York, NY 10020

Darcy E. Bradbury	630 5th Avenue	40,000	(14)	0.2
	Suite 2750
	New York, NY 10111

Michael W. Ehresman	600 301 Boulevard West, Suite 202	46,500	(15)	0.2
	Bradenton, FL 34205

Gregory M. Nichols	600 301 Boulevard West, Suite 202	45,500	(16)	0.2
	Bradenton, FL 34205

Robert Minkhorst (17)	600 301 Boulevard West, Suite 202	10,000		0.1
	Bradenton, FL 34205

Directors and executive			(18)
officers as a group

(1)	Unless otherwise stated, the beneficial owner has sole voting and investment power over the shares indicated. References in the footnotes below to currently exercisable employee stock options include options exercisable within 60 days of March 31, 2003.

(2)	Includes 1,346 shares held by Mr. Craig’s SEP plan; 2,739 shares held by his rollover IRA; and 3,059,501 shares held by the C.S. Craig Family Limited Partnership. The sole general partner of the partnership is Craig Family Holdings, LLC, of which Mr. Craig is the sole member. Also includes 752,397 shares held by the 11/24/87 Trust FBO KC Craig; 752,397 shares held by the 12/17/86 Trust FBO NH Craig, with respect to which Mr. Craig shares voting and investment power; and 156,178 shares held by C.S. Craig Family Foundation, Inc., of which Mr. Craig is president. Also includes 139,176 shares, which Mr. Craig has the right to acquire through currently exercisable employee stock options.

(3)	Includes 1,323,521 shares held by Paribas Principal, Inc. and 212,500 shares held by Paribas North America, Inc. The foregoing information is based upon the information contained in Amendment 6 to Schedule 13D filed with the Securities and Exchange Commission by Paribas on August 10, 2000.

(4)	Includes 1,053,560 shares for which Strong Capital Management, Inc. and Richard S. Strong share voting power and 1,059,330 shares for which Strong Capital Management, Inc. and Richard S. Strong share dispositive power. The foregoing information is based upon the information contained in a Schedule 13G filed with the Securities and Exchange Commission by Strong Capital Management, Inc. and Richard S. Strong on February 3, 2003.

(5)	Includes an aggregate of 2,744 shares held by Mr. Panning’s minor children, and 303,663 shares held by the John E. Panning Intangible Asset Management Trust. Mr. Panning disclaims beneficial ownership of the shares held by the John E. Panning Intangible Asset Management Trust. Also includes 303,663 shares, which Mr. Panning has the right to acquire through currently exercisable employee stock options.

(6)	Includes 131,779 shares owned by Mary L. Beitzel, 108,612 shares owned by the Mary L. Beitzel Grantor Trust and 108,612 shares owned by the George Beitzel Grantor Trust. Also includes 63,160 shares, which Mr. Beitzel has the right to acquire through currently exercisable options.

(7)	Mr. Manning served as our interim chief executive officer and chairman of our board from October 10, 2001 through April 7, 2002.

(8)	Includes 121,278 shares held by the Manning Charitable Remainder Trust and 40,000 shares, which Mr. Manning has the right to acquire through currently exercisable employee stock options.

(9)	Mr. Vonk was elected as a director on April 8, 2002 in connection with his employment as chairman of our board and chief executive officer.

(10)	Includes 250,000 shares, which Mr. Vonk has the right to acquire through currently exercisable options.

(11)	Includes 218,879 shares, which Ms. Harris has the right to acquire through currently exercisable employee stock options.

(12)	Includes 63,160 shares, which Mr. Ross has the right to acquire through currently exercisable options.

(13)	Includes an aggregate of 330 shares held by Mr. Kagan’s minor children. Also includes 60,000 shares that Mr. Kagan has the right to acquire through currently exercisable options.

(14)	Includes 40,000 shares, which Ms. Bradbury has the right to acquire through currently exercisable options.

(15)	Includes 45,000 shares, which Mr. Ehresman has the right to acquire through currently exercisable options.

(16)	Includes 45,000 shares, which Mr. Nichols has the right to acquire through currently exercisable options.

(17)	Mr. Minkhorst joined Gevity on December 12, 2002 as senior vice president of marketing and sales.

(18)	Please refer to notes (1) through (17).

SECTION 16(a)
BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Based upon our review of filings with the Securities and Exchange Commission and written representations that no other reports were required, we believe that all of our directors, executive officers, and owners of more than 10% of our common stock complied during 2002 with the reporting requirements of Section 16(a) of the Securities Exchange Act of 1934, as amended.

PROPOSAL 1:
ELECTION OF DIRECTORS

Nominees for Director

     Our board of directors is divided into three classes, each having three-year terms that expire in successive years. The term of office of directors in Class I expires at the 2003 annual meeting of shareholders. Upon the recommendation of the nominating/corporate governance committee, the board proposes that James F. Manning, George B. Beitzel and Charles S. Craig be re-elected to serve as Class I directors for a term of three years or until their successors are elected and qualified.

Class I Directors. The nominees for Class I directors, if elected, will have terms ending in 2006:

     James F. Manning, age 73, served as chairman of the board of directors and chief executive officer from October 2001 until his resignation as chairman and chief executive officer in April 2002. He continued to provide services to the company through June 2002, when he resigned from the employment of the company. He was retired from May 1998 through October 2001. Mr. Manning served as our president from July 1995 to December 1996 and as vice chairman of our board of directors from January 1997 to May 1998. Mr. Manning continues to serve as a member of the board and as a member of the executive committee.

     George B. Beitzel, age 74, has been a director of Gevity since November 1993. He currently serves as chairman of our audit committee, and is a member of the compensation, nominating/corporate governance and executive committees. He is presently a director of Actuate Corporation, Bankers Trust Company (a subsidiary of Deutsche Bank), Bitstream, Inc. and Computer Task Group, Incorporated. Mr. Beitzel has been retired since prior to 1998.

     Charles S. Craig, age 52, has served as a director of Gevity since November 1993. He current serves as a member of the executive and investment committees. From July 1995 through December 1999, Mr. Craig served as chief executive officer of Gevity and as chairman of the board from November 1993 through May 2000. Mr. Craig has been a managing director of Craig Capital Corporation, a personal investment company, since 1988. An investor group organized by Craig Capital Corporation acquired Gevity’s predecessor in 1993.

Class III Directors. The following Class III directors have terms ending in 2004:

     Erik Vonk, age 50, has served as chairman of the board of directors and chief executive officer since April 8, 2002. He currently serves as the chairman of the executive committee. He was retired from February 2001 to April 2002. Mr. Vonk was formerly president and chief executive officer of Randstad North America from 1992 through 2001, a subsidiary of Randstad Holding NV, a worldwide staffing services provider, where he was responsible for organizing the North American operations. In addition, Mr. Vonk served as a member of the executive board of Bank Cantrade AG from 1989 to 1992.

     John E. Panning, age 52, has served as a director of the company since May 1998. He has served as chief financial officer since January 1997. In addition, he also served as chief operating officer from May 2001 through May 2002. He served as a member of the office of the chairman from January 1997 until December 1999 at which time the office of the chairman was disbanded. Mr. Panning was then appointed as a member of the office of chief executive and served until July 1, 2000. From August 1996 to December 1996, he served as senior vice president of finance of the company; and from January 1995 to July 1996 he served as senior vice president of sales of the company.

     Darcy E. Bradbury, age 46, has served as a director of Gevity since October 2001. She serves as the chairman of the investment committee and as a member of the audit and compensation committees. Ms. Bradbury has been a senior advisor at Mezzacapa Management, LLC, a hedge fund of funds, since 2002. From 1997 to 2000, Ms. Bradbury was a managing director at Deutsche Bank.

Class II Directors. The following Class II directors have terms ending in 2005:

     Elliot B. Ross, age 57, has been a director of Gevity since March 1994. He currently serves as chairman of the compensation committee and as a member of the audit and nominating/corporate governance committees. He is currently the president of Ross Consulting, Inc., a management consulting firm established in 1989, and chief executive officer of MFL.com, an internet enabled executive education, coaching and consulting company. He served as president of State Industrial Products from August 1998 until December 1999.

     Jonathan H. Kagan, age 46, has been a director of Gevity since May 1999. He currently serves as chairman of the nominating/corporate governance committee and as a member of the audit and investment committees. Since January 2001, Mr. Kagan has been a managing director at Lazard Freres & Co. LLC. From 1995 to 2000, Mr. Kagan served as managing director of Centre Partners Management LLC, managing investments on behalf of Centre Capital Investors II, L.P. and affiliated entities. Mr. Kagan was a managing director of Corporate Advisers, L.P. from 1990 to 2000 and a managing director of Lazard Freres & Co. LLC from 1985 to 1998.

Additional Board Members

     In the event our shareholders approve the issuance of the Series A Preferred Stock, under the terms of the Certificate of Designation for such stock, the holders of such stock, voting separately, will be entitled to designate or elect two directors to serve as members of our board. These directors will not be divided into classes and will be in addition to the maximum number of directors who may be elected by the holders of our common stock. You should refer to “Terms of Series A Preferred Stock – Election of Directors” on page      and the Certificate of Designation for a complete description of the rights of the holders of the Series A Preferred Stock to designate or elect such directors.

     The following individuals have been designated by the holders of Series A Preferred Stock to serve as such directors upon issuance of the Series A Preferred stock until the 2004 annual meeting, subject to consummation of the issuance and sale of the Series A Preferred Stock:

     [names and biographical information]

     The term of office of these individuals will expire at the date of such annual meeting and, thereafter, such directors will be elected by the holders of the Series A Preferred Stock.

Board Committees

     The board has appointed an executive committee, an audit committee, a compensation committee, a nominating/corporate governance committee and an investment committee. The stock option committee was disbanded in 2002 and all duties and responsibilities of that committee were absorbed by the compensation committee. Also in 2002, the nominating/corporate governance committee charter was expanded to include responsibilities of various aspects of corporate governance. It is our board’s policy that every member of the compensation and audit committees be independent as defined in the current and proposed rules of the Nasdaq Stock Market Inc. (“NASDAQ”).

     Executive Committee. With certain exceptions, the executive committee has and may exercise all of the powers of our board when action is required to be taken between regular meetings of our board and it is not practicable to convene a special meeting. The committee also has certain delegated authority to give approvals on behalf of our board. The members of the executive committee are George B. Beitzel, Charles S. Craig, James F. Manning and Erik Vonk.

     Audit Committee. The audit committee is solely and directly responsible for the appointment, compensation and oversight of our independent auditors. The committee also assists our board in its oversight responsibilities by reviewing our financial information, systems of internal control, all audit processes and results, as well as our accounting, reporting and financial practices. The members of the audit committee are George B. Beitzel, Darcy E. Bradbury, Jonathan H. Kagan and Elliot B. Ross.

     Compensation Committee. The compensation committee determines the compensation of our chief executive officer and all of our other executive officers and establishes parameters for the compensation of our other officers holding the title of vice president or above. The committee also reviews and reassesses annually the compensation paid to members of our board for their service on our board and on committees of our board and recommends any changes to such compensation. In addition, the committee authorizes all stock option and other equity based awards to employees under our stock option and equity incentive plans. The members of the compensation committee are George B. Beitzel, Darcy E. Bradbury and Elliot B. Ross.

     Nominating/Corporate Governance Committee. The nominating/corporate governance committee is responsible for recommending director candidates for election to our board. The committee assists our board in fulfilling its responsibilities by identifying appropriate candidates to recommend for nomination by our board and by reviewing and approving our code of business conduct and ethics. Our bylaws provide a mechanism for shareholders to nominate directors at an annual or special meeting of our board. Any shareholder wishing to make such a nomination must give written notice to our secretary on or prior to the date required for the submission of shareholder proposals. This date is discussed under “Shareholder Proposals.” The written notice must include all information relating to the person to be nominated (including that person’s written consent to be named in the proxy statement as a nominee and to serve as a director) that is required under the Securities and Exchange Act of 1934. The members of the nominating/corporate governance committee are George B. Beitzel, Jonathan H. Kagan and Elliot B. Ross.

     Investment Committee. The investment committee is responsible for overseeing our investment policy. The members of the investment committee are Darcy E. Bradbury, Charles S. Craig and Jonathan H. Kagan.

Board and Committee Meetings

     In 2002, our board of directors met eight times, the audit committee met eleven times, the compensation committee met two times, the executive committee met two times, the nominating/corporate governance committee met one time, and the investment committee met one time. Each director attended at least [75%] of the total number of meetings of the board and committees on which the director served. It is our board’s policy that the audit, compensation and nominating/corporate governance committees be comprised of independent directors, as required.

Board Compensation

     Each non-employee director receives an annual fee of $10,000 plus reasonable travel expenses for attending board and committee meetings. Each non-employee director also receives $1,000 for attending each meeting of a committee of our board of directors.

     In addition, each board member has received periodic awards of stock options, exercisable at various prices and with various vesting periods. See “Executive Compensation.”

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR”
THE ELECTION AS DIRECTORS OF THE NOMINEES FOR DIRECTOR

PROPOSAL 2:
ISSUANCE OF SERIES A PREFERRED STOCK

General

     We have entered into a Preferred Stock Purchase Agreement dated as of April      , 2003 (the “Purchase Agreement”), with Frontenac VIII Limited Partnership and Frontenac Masters VIII Limited Partnership, each a       limited partnership and an affiliate of Frontenac Company LLC, and      (collectively, the “Purchasers”), under which we have agreed to issue and sell to the Purchasers an aggregate of 30,000 shares of a newly-authorized series of our preferred stock, $.01 par value per share, designated “Series A Convertible Preferred Stock” (the “Series A Preferred Stock”). The Purchase Agreement was entered into pursuant to a letter of intent dated March 5, 2003. The purchase price and stated value for the Series A Preferred Stock are $1,000 per share. The Series A Preferred Stock will be convertible into shares of our common stock, $.01 par value per share, at an initial conversion price of $5.44 per share of common stock. The conversion price is the average of the closing prices of our common stock for the five business days preceding March 5, 2003. The conversion price is subject to adjustment in certain circumstances which are described under “Terms of Series A Preferred Stock.” To determine the number of shares of common stock issuable upon conversion of shares of Series A Preferred Stock, the number of Series A Preferred Stock being converted is multiplied by $1,000 and the result is divided by the conversion price then in effect.

     The issuance and sale of the Series A Preferred Stock is subject to certain conditions, including the condition that the issuance of the shares be approved by the affirmative vote of a majority of the shares of our common stock present and entitled to vote at the annual meeting and that we purchase from Charles S. Craig, one of our directors and founders, a sufficient number of Mr. Craig’s shares of common stock to reduce his beneficial ownership of our common stock below 10%. See “Terms of Series A Preferred Stock” beginning on page      for a description of the Series A Preferred Stock.

     We have also entered into an agreement with Mr. Craig to purchase 3.1 million shares of common stock held by Mr. Craig at a net price per share of $5.38. The $16.7 million purchase price for Mr. Craig’s shares will be funded out of the $30 million of proceeds from the sale to the Purchasers of the Series A Preferred Stock. Upon completion of the purchase of Mr. Craig’s shares, Mr. Craig’s ownership of our common stock will be reduced from 4.9 million shares to 1.8 million shares (or      % of our outstanding shares of common stock as of March 31, 2003). See “Purchase of Shares of Charles S. Craig” on page      .

     Mr. Craig and our executive officers and directors have agreed to vote their shares for approval of the issuance of the Series A Preferred Stock. Mr. Craig and such executive officers and directors are entitled to vote an aggregate of      shares of common stock held by them as of March 31, 2003, which constitutes      % of the shares of common stock entitled to vote at the annual meeting.

Use of Proceeds

     The net proceeds to be received by Gevity from the issuance and sale of the Series A Preferred Stock, after deducting the estimated expenses to be incurred in connection with the issuance and sale, are estimated to be approximately $28.4 million. We intend to use approximately $16.7 million of the proceeds to purchase 3.1 million shares of common stock from Mr. Craig.

     The remaining $11.7 million of net proceeds from the sale of the Series A Preferred Stock will be added to our unrestricted cash and will be available for general corporate purposes, which may include acquisitions.

Capitalization

     The following table sets forth the capitalization of Gevity at December 31, 2002, and as adjusted to give effect to (i) the sale by Gevity of the Series A Preferred Stock for an aggregate purchase price of $30 million and (ii) the use of the net proceeds from such sale, both before conversion of the Series A Preferred Stock and after conversion (assuming that conversion occurred as of December 31, 2002, and the conversion price was $5.44 per share)

	December 31, 2002

		As Adjusted

		Before	After
	Historical	Conversion	Conversion

		($ in thousands)
Cash, cash equivalent and marketable securities:
Unrestricted	$33,769	$45,523	$45,523
Restricted	92,454	92,454	92,454

Total	126,223	137,977	137,977
Short-term debt	0	0	0
Long-term debt and capitalized lease obligations	$0	$0	$0
Series A Preferred stock	$0	$28,400[1]	$0

	December 31, 2002

		As Adjusted

		Before	After
	Historical	Conversion	Conversion

		($ in thousands)
Shareholders’ equity:
Common stock, par value $.01 per share
Shares authorized - 100,000,000
Shares issued and outstanding - 20,760,040 historical as adjusted before conversion; 26,274,746, as adjusted after conversion	208	208	263
Additional paid-in capital	39,238	39,238	67,583
Retained earnings	19,158	19,158	19,158
Accumulated other comprehensive income	1	1	1

Total shareholders’ equity	58,605	58,605	87,005

Total capitalization	$58,605	$58,605	$87,005

[1] $30.0 million purchase price, net of an estimated $1.6 million in transaction fees. The above table does not reflect the value, if any, attributable to the conversion feature of the Series A Preferred Stock. Such value would be treated as additional paid-in-capital and a corresponding decrease in the net proceeds from the sale of such stock. Such value, if any, will be determined after closing of the transaction.

Purchase of Shares of Charles S. Craig

     We have agreed to purchase 3.1 million shares of common stock beneficially owned by Mr. Craig at a net price per share of $5.38. The purchase price is equal to $5.44 per share (the initial conversion price for the Series A Preferred Stock) less $.06 per share of fees and expenses incurred by us in connection with the issuance and sale of the Series A Preferred Stock. Mr. Craig advised our board that he desired to liquidate a substantial number of shares of common stock owned by him in order to fund his new business interests and to diversify his investments. Mr. Craig stated that he also wished to reduce the number of shares of common stock beneficially owned by him below 10% of the outstanding shares of common stock so that he would no longer be subject to the necessity to file ownership records under Section 16 of the Securities Exchange Act of 1934, or be subject to the short-swing profit recovery provisions of that section.

     Our board determined that it would be in the best interests of Gevity and our shareholders for us to purchase Mr. Craig’s shares in order to avoid the possible adverse effect on the public trading market for our common stock as a result of his public sale of the shares and to protect us from the sale of a block of stock to a purchaser who might want to pursue agendas not in the best interests of Gevity and our shareholders. The purchase is conditioned upon a number of events, including the completion of the issuance and sale to the Purchasers of the Series A Preferred Stock and receipt by us of aggregate net proceeds from such sale of not less than $28.4 million. The purchase of Mr. Craig’s shares will be completed simultaneously with the issuance and sale of the Series A Preferred Stock.

Terms of Series A Preferred Stock

     The following is a summary of the terms of the Series A Preferred Stock. Because the summary is not complete, you should refer to the Certificate of Designation which has been attached to this proxy statement as Exhibit A for a complete description of the stock. [These terms are still being negotiated. Changes to the terms will be reflected in an amendment to this proxy statement.]

     Purchase Price. The purchase price per share of the Series A Preferred Stock is $1,000 for an aggregate purchase price of $30 million.

     Ranking. The Series A Preferred Stock will, with respect to dividends, distributions, redemptions, priority on liquidation and all other matters, rank senior to all other classes of our capital stock, including any classes of common stock and each class of or other series of preferred stock.

     Dividends. Dividends will accrue on each share of Series A Preferred Stock on a daily basis at the rate of 4% per annum on the sum of $1,000 (the “Liquidation Value”) plus all accumulated and unpaid dividends thereon from the date of issuance to and including the first to occur of:

•	the date on which the Liquidation Value plus all accrued and unpaid dividends thereon or the applicable redemption price is paid to the holder in connection with the liquidation of Gevity or the redemption of such share by us;

•	the date on which such share is converted into shares of our common stock; or

•	the date on which such share is otherwise acquired by us.

     Dividends that have accrued will be reduced (but in no event to less than $0) by the amount of dividends that have been paid under the circumstances described in the next paragraph. Dividends will accrue whether or not they have been declared and whether or not we have profits, surplus or other funds legally available for the payment of dividends.

     In the event we declare or pay any dividends on our common stock other than dividends payable solely in shares of our common stock, we will be required to declare and pay to the holders of the Series A Preferred Stock, at the same time that we declare and pay such dividends to the holders of our common stock, the dividends which would have been paid to them as holders of our common stock if they had fully converted their Series A Preferred Stock into our common stock immediately prior to the record date for the dividend on our common stock.

     Dividends on the Series A Preferred Stock will be payable in cash on March 31, June 30, September 30 and December 31 of each year beginning September 30, 2003. To the extent not paid on any dividend payment date, all dividends which would have accrued on each share of Series A Preferred Stock outstanding during the applicable period ending on such dividend payment date will be accumulated and will remain accumulated dividends with respect to such share until paid to the holder of such share.

     Liquidation. In the event of a liquidation, dissolution or winding up of Gevity, holders of the Series A Preferred Stock will be entitled to receive, prior to and in preference to any distribution of any of the property and the assets of Gevity to the holders of our common stock and the holders of any other series of our preferred stock, an amount equal to the greater of:

•	the aggregate Liquidation Value of the Series A Preferred Stock plus all accrued and unpaid dividends thereon; and

•	the aggregate amount that would have been paid in connection with such liquidation event with respect to the common stock issuable upon conversion of all of the Series A Preferred Stock had such stock been converted immediately prior to the liquidation event.

     Deemed Liquidation. In the event of:

•	a consolidation or merger of Gevity with or into another entity or entities (whether or not we are the surviving entity) unless (i) Gevity is the surviving entity; (ii) the terms of the Series A Preferred Stock are not changed and the Series A Preferred Stock is not exchanged for any cash, securities or other property; (iii) the holders of our outstanding capital stock immediately prior to the merger continue to own outstanding shares of our capital stock possessing the voting power to elect a majority of our board; and (iv) no person or group of persons (as the term “group” is used under the Securities Exchange Act of 1934), other than the holders of Series A Preferred Stock as of the date of the Purchase Agreement has “beneficial ownership” (as that term is used under such Act) of more than [25%] of our outstanding common stock;

•	a sale or transfer by us of all or substantially all of our assets; or

•	a sale, transfer or issuance or series of sales, transfers and/or issuances of shares of our capital stock by us or our shareholders if such event results in the holders of our capital stock who possessed the voting power to elect the majority of our board immediately prior to such event ceasing to own the capital stock possessing the voting power to elect a majority of our board, the holders of a majority of the outstanding shares of Series A Preferred Stock (the “Majority Holders”) will be entitled to deem such event a liquidation event. The holders of the Series A Preferred Stock will then be entitled to receive payment from us of the amounts payable with respect to such stock upon a liquidation event in cancellation of their shares.

     Redemption Provisions.

     Redemption Offer by Gevity. We may, but are not required to, offer to redeem (a “Redemption Offer”) [up to] 10,000 shares of Series A Preferred Stock (or such lesser number of shares then outstanding) (the “Offered Shares”) on May 31 of each of the years 2006, 2007 and 2008 (the “Scheduled Offered Redemption Dates”). The Majority Holders will have the option to accept a Redemption Offer with respect to all [but not less than all] of their shares. In the event the Majority Holders accept a Redemption Offer, we will be required to redeem the shares of the Majority Holders and the shares of any other holder who requests to have all (but not less than all) of its shares redeemed; provided, that, we will not be required to redeem more than the Offered Shares that are the subject of such Redemption Offer. The shares which we are required to redeem on any Scheduled Offered Redemption Date are referred to as the “Accepted Shares.” The redemption price with respect to any such Redemption Offer will be the sum of:

•	the Liquidation Value of such shares plus all accrued and unpaid dividends thereon, plus

•	an amount sufficient to provide a 25% internal rate of return which is computed as described in the Certificate of Designation.

This redemption price is referred to as the “Premium Redemption Price.”

     Demand Redemption. The Majority Holders may require us to redeem of [up to] 10,000 shares of Series A Preferred Stock (or such lesser number of shares then outstanding) (each, a “Demand Redemption”) [at any time on or after] May 31 of:

•	2009, if we did not make a Redemption Offer or did not pay in full the Premium Redemption Price owed with respect to such Redemption Offer, on May 31, 2006;

•	2010, if we did not make a Redemption Offer or did not pay in full the Premium Redemption Price owed with respect to such Redemption Offer, on May 31, 2007; and

•	2011, if we did not make a Redemption Offer or did not pay in full the Premium Redemption Price owed with respect to such Redemption Offer, on May 31, 2008.

Each of such dates is referred to as a “Scheduled Redemption Demand Date.” If the Majority Holders make a Demand Redemption, we will be obligated to redeem from the Majority Holders [and from any other holders that have delivered a written demand to us] the total number of shares subject to the Demand Redemption. The redemption price per share for any such Demand Redemption will be the greater of:

•	the Liquidation Value of such share plus all accrued and unpaid dividends thereon; and

•	the sum of (i) the fair market value of the common stock issuable upon conversion of such share determined as provided in the Certificate of Designation, plus (ii) accrued and unpaid dividends on such share.

     Special Redemptions. Upon either a Change in Ownership (as defined below) or a Fundamental Change (as defined below) the Majority Holders may require us to redeem all [or any portion] of the Series A Preferred Stock owned by them. In such event we will be obligated to redeem the aggregate number of shares requested by the Majority Holders plus the aggregate number of shares requested by any other holder of Series A Preferred Stock. The redemption price applicable to such redemption will be equal to the redemption price described under “Demand Redemption” unless the redemption occurs before May 31, 2004, in which case the redemption price will not be less than 125% of the sum of the Liquidation Value of the redeemed shares plus all accrued and unpaid dividends thereon.

     The term “Change in Ownership” means any transaction or event which results in any person or group of persons (as the term “group” is used in the Securities Exchange of 1934, as amended), other than the holders of Series A Preferred Stock as of the date of the Purchase Agreement, owning more than [25%] of our common stock or of our capital stock possessing the voting power to elect a majority of our board.

     The term “Fundamental Change” means:

•	any sale or transfer of more than 50% of our assets in any transaction or related series of transactions; or

•	any merger or consolidation to which we are a party or any recapitalization, reorganization or reclassification of Gevity or our capital stock, except for a merger, recapitalization, reorganization or reclassification in which:

—	we are the surviving corporation;

—	the terms of the Series A Preferred Stock are not changed;

—	the Series A Preferred Stock is not exchanged for cash, securities or other property;

—	after giving effect to the merger, recapitalization, reorganization or reclassification, the holders of our capital stock immediately prior to the merger will continue to own capital stock possessing the voting power to elect a majority of our board of directors; and

—	no person or group of persons (as the term “group” is used under the Securities Exchange Act of 1934), other than the holders of Series A Preferred Stock as of the date of the Purchase Agreement, has “beneficial ownership” (as that term is used under such Act) of more than [25%] of our outstanding common stock.

     Voting Rights

     Election of Directors. The holders of the Series A Preferred Stock, voting separately by one vote for each share of Series A Preferred Stock, will be entitled to elect [up to] two directors to serve as members of our board (each, a “Series A Preferred Director”). The Series A Preferred Directors will not be divided into classes and will be in addition to the maximum number of directors who may be elected by the holders of our common stock.

     Effective on the day following the issuance of the Series A Preferred Stock, pursuant to the Purchase Agreement, the board will take all necessary action to appoint the two individuals designated by the Purchasers to be the initial Series A Preferred Directors. Commencing with the first annual meeting of our shareholders following the issuance of the Series A Preferred Stock, the term of these initial Series A Preferred Directors will expire and, thereafter, the Series A Preferred Directors will be elected by the holders of the Series A Preferred Stock in accordance with the provisions of the Certificate of Designation. The right of the holders of the Series A Preferred Stock to elect two members of the board will terminate in the manner described in the Certificate of Designation.

     Other Voting Rights. Except as may be otherwise provided by law and except for the rights to elect the Series A Preferred Directors and the approval rights specified below, the Series A Preferred Stock will vote together with all other classes and series of our stock as a single class on all actions to be taken by our shareholders. Each holder of a share of Series A Preferred Stock will have such number of votes as equals the number of shares of common stock into which such share of Series A Preferred Stock is then convertible. The written consent or other affirmative vote of the Majority Holders, voting as a single and separate class, will be required before we (and in certain cases, any of our subsidiaries) may take any of the following actions:

•	with certain exceptions, the declaration or payment of any dividends or distributions on any of our capital stock or other equity securities;

•	with certain exceptions, the redemption, purchase or other acquisition of any of our capital stock or other equity securities, or any purchase or payments with respect to any stock appreciation rights, phantom stock plans or similar rights or plans;

•	with certain exceptions, the authorization, issuance or sale of, or the amendment or reclassification of:

—	any notes or debt securities,

—	any capital stock or other equity securities (or any securities convertible into or exchangeable for any capital stock or other equity securities or continuing equity or profit participation features); or

—	any additional shares of Series A Preferred Stock;

•	the sale, lease or other disposition of more than 10% of our consolidated assets in any transaction or series of related transactions;

•	a merger or consolidation (other than a merger or consolidation between or among our wholly-owned subsidiaries between us and any wholly-owned subsidiary) or any other Fundamental Change or Organic Change (as defined below);

•	a liquidation, dissolution, recapitalization or reorganization in any form of transaction;

•	a reclassification of any of our capital stock or other equity securities or any other material change to our capital structure;

•	a Change in Ownership;

•	certain events of bankruptcy, insolvency, reorganization, winding up or liquidation;

•	the acquisition of any interest or making any investment in any company or business, or entering into any joint venture, involving an aggregate consideration (including the assumption of liabilities) exceeding [$5 million] in any 12 month period;

•	entering into the ownership, active management or operation of any business other than any business of Gevity as currently conducted, or initiating any material new business initiatives;

•	creating, incurring, assuming or allowing to exist indebtedness exceeding an aggregate principal amount of [$ million] outstanding at anytime on a consolidated basis or redeeming or retiring any indebtedness other than as required by the terms of such indebtedness;

•	except under the terms of existing debt documents, becoming subject to any agreement or instrument which would restrict:

—	the right of any of our subsidiaries to make loans or advances or to pay dividends to, transfer property to, or repay any indebtedness owed to, us or another subsidiary; or

—	our right to perform the provisions of the Certificate of Designation or of our bylaws;

•	increasing the number of authorized shares of any series of preferred stock or altering, changing or otherwise affecting or impairing the rights, preferences or powers or the relative preferences and priorities of the holders of any series of preferred stock;

•	amending our Articles of Incorporation, the Certificate of Designation or our bylaws;

•	increasing the size of our board of directors above members;

•	entering into, amending, modifying or supplementing any agreement, transaction, commitment or arrangement with any of our officers, directors, [employees] or affiliates or any of those of our subsidiaries or with any individual related by blood, marriage or adoption to any such individual or with any entity in which any such person or individual owns a beneficial interest except:

—	as approved by a majority of uninterested directors on our board or a duly authorized committee of such directors;

—	for customary employment arrangements and benefit programs on reasonable terms; and

—	as otherwise expressly contemplated by the Purchase Agreement;

•	hiring or terminating any member of our senior management team [or increasing any compensation payable to any such member of our senior management team];

•	amending or modifying any stock option or employee stock ownership plan, adopting any new stock option or employee stock ownership plan, or issuing any shares of common stock to our employees or those of any of our subsidiaries, other than pursuant to our existing stock option and employee stock ownership plans;

•	adopting or amending any anti-takeover protection;

•	filing any material litigation or initiating any material arbitration or mediation or settling any material litigation, arbitration, mediation or other disputes;

•	adopting or making material changes to our annual budget or making any material expenditures except as contemplated by our annual budget;

•	retaining or otherwise employing the services of any investment banker or other financial advisor other than certain firms named in the Certificate of Designation; or

•	committing or agreeing to do any of the foregoing.

     Conversion

     The holder of any Series A Preferred Stock will have the right at any time and from time to time to convert all or any portion of the Series A Preferred Stock held by such holder into a number of shares of common stock computed by multiplying the number of shares of Series A Preferred Stock to be converted by $1,000 and dividing the result by the conversion price (as determined below) then in effect.

     Conversion Price and Adjustments to Conversion Price. The initial conversion price will be $5.44. In order to prevent dilution of the conversion rights granted to the holders of Series A Preferred Stock, the conversion price will be subject to adjustment from time to time upon the happening of certain events, including the following:

•	Issuances of Common Stock, Rights or Convertible Securities. If we:

—	issue or sell any shares of common stock for a consideration per share less than the conversion price;

—	grant or sell any rights, warrants or options to subscribe for or purchase common stock (“Options”) and the purchase price per share of common stock is less than the conversion price in effect at the time of the grant or sale of such Options; or

—	issue or sell any convertible securities and the conversion price per share of common stock is less than the conversion price for the Series A Preferred Stock in effect at the time of such issue or sale;

then (except as provided in the next sentence) immediately upon such event the conversion price will be reduced to the a price determined by dividing (a) the sum of (1) the product derived by multiplying the conversion price in effect at the time of such event by the number of shares of common stock then Deemed Outstanding (as defined below) plus (2) the consideration, if any, received by us upon such event, by (b) the number of shares of common stock Deemed Outstanding immediately after such event. There will not be an adjustment to the conversion price with respect to any of the following:

—	issuances of up to an aggregate of 6.5 million shares of common stock (or of securities convertible into common stock) pursuant to employee benefit plans approved by our board; or

—	issuances of common stock (or of securities convertible into common stock) in connection with acquisitions approved by our board or upon the conversion of any convertible securities (including the Series A Preferred Stock).

The term “Deemed Outstanding” means, at any given time, the number of shares of common stock actually outstanding at such time, plus:

—	with respect to the issuance of Options which result in an adjustment to the conversion price as discussed above, the total maximum number of shares of common stock issuable upon the exercise of such Options or upon conversion or exchange of the total maximum amount of such convertible securities issuable upon the exercise of such Options;

—	with respect to the issuance or sale of convertible securities which results in an adjustment to the conversion price as discussed above, the maximum number of shares of common stock issuable upon conversion or exchange of such convertible securities.

•	Subdivision or Combination of Common Stock. If at any time we subdivide (by any stock split, stock dividend, recapitalization or otherwise) our common stock into a greater number of shares, the conversion price in effect immediately prior to such subdivision will be proportionately reduced. If at any time we combine (by reverse stock split or otherwise) our common stock into a smaller number of shares, the conversion price in effect immediately prior to such combination shall be proportionately increased;

•	Organic Changes. In the event of an Organic Change, each holder of Series A Preferred Stock will have the right to receive such shares of stock, securities or assets as such holder would have received in connection with such Organic Change if such holder had converted its Series A Preferred Stock immediately prior to the Organic Change. The term “Organic Change” means a recapitalization, reorganization, reclassification, consolidation, merger, sale of all or substantially all of our assets or other transaction, in each case which is effected in such a manner that the holders of our common stock are entitled to receive (either directly or upon subsequent liquidation) stock, securities or assets with respect to or in exchange for the common stock.

     Purchase Rights. If we grant, issue or sell any Options or any stock or other securities convertible into our common stock, or rights to purchase stock, warrants, securities or other property pro rata to the record holders of our common stock (“Purchase Rights”), then each holder of Series A Preferred Stock will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights that such holder could have acquired if such holder had held the number of shares of common stock issuable upon conversion of such holder’s Series A Preferred Stock.

     Amendment to Rights Agreement. Our Rights Agreement will be amended to provide that if a Distribution Date (as defined in the Rights Agreement) occurs, we will issue to each holder of Series A Preferred Stock a number of rights equal to the number of rights such holder would have held if such holder had held the number of shares of common stock issuable upon conversion of such holder’s Series A Preferred Stock.

     Events of Noncompliance. The Certificate of Designation provides that an Event of Noncompliance will be deemed to have occurred upon the happening of certain events, including the following:

•	if we fail to pay on any two consecutive dividend payment dates the full amount of dividends then accrued on the Series A Preferred Stock;

•	if we fail to make any redemption payment on the Series A Preferred Stock which is required to be made under the Certificate of Designation;

•	if we breach or fail to perform any other material covenant or agreement contained in the Certificate of Designation or in the Purchase Agreement and the breach or failure continues for a period of 30 days;

•	if we breach certain representations or warranties;

•	if certain bankruptcy events involving us or any of our subsidiaries occur;

•	if any judgment in excess of $[2 million after deducting any applicable insurance coverage] is rendered against us or any of our subsidiaries and not discharged within a certain period; or

•	if we or any of our subsidiaries default in the performance of any obligation and if the effect of such default is to cause an amount exceeding $[2 million] to become due prior to its date of maturity or to permit the holder or holders of any obligation to cause an amount exceeding [$2 million] to become due prior to its date of maturity.

     Consequences of Events of Noncompliance. The consequences of Events of Noncompliance are set forth in the Certificate of Designation and include for certain events an increase in the dividend rate on the Series A Preferred Stock and special voting rights for the Series A Preferred Directors which give them a majority vote on our board. In addition, upon an Event of Noncompliance, we may be obligated to redeem all of the Series A Preferred Stock at the greater of the Premium Redemption Price or the redemption price for a Demand Redemption.

     Restrictions on Transfers. The transfer of shares of Series A Preferred Stock will be subject to certain restrictions which are described in the Purchase Agreement.

     Registration Rights. The Purchasers will enter into a registration rights agreement with us entitling them to certain piggyback and demand registration rights with respect to the common stock issuable upon conversion of the Series A Preferred Stock. See “Description of Registration Rights Agreement.”

Description of Purchase Agreement

     The following is a summary of the material provisions of the Purchase Agreement. Because this summary is not complete, you should refer to the form of the Purchase Agreement which is attached to this proxy statement as Exhibit B for complete information regarding the terms and provisions of the Purchase Agreement.

     The Parties. [To be supplied]

     Representations and Warranties. The Purchase Agreement contains customary representations and warranties by us relating to, among other things:

•	our and our subsidiaries organization, qualification, capital structure and similar matters;

•	our authorization, execution and delivery of the Purchase Agreement, the Registration Rights Agreement and all other agreements contemplated by the Purchase Agreement, and their binding effect on us;

•	the absence of violation of organizational documents, law or contracts;

•	the required regulatory and statutory filings and approvals;

•	the accuracy of the information contained in the reports and financial statements that we file with the Securities and Exchange Commission and other governmental authorities;

•	the absence of material adverse changes, undisclosed liabilities and litigation;

•	our title and the title of our subsidiaries to assets;

•	certain tax, employee benefits, environmental, intellectual property and real property matters;

•	the non-applicability of the fair price and business combination provisions of the Florida Business Corporation Act and our shareholder rights agreement to the transactions contemplated by the Purchase Agreement.

     Certain Covenants. We have agreed under the Purchase Agreement that, from the date of the Purchase Agreement until the issuance and sale of the Series A Preferred Stock to the Purchasers, we will operate our business only in the usual and ordinary course business consistent with past practice. We have also agreed to use reasonable best efforts to preserve our business organization, business goodwill and to maintain third party relationships as well as the services of our employees. In addition, we have agreed that we will not, without the consent of the Purchasers:

•	enter into any material transaction except on an arms-length basis in the ordinary course of business consistent with past practice;

•	enter into any contract or agreement, including any lease or other rental agreement, out of the ordinary course of business or restrict in any material respect the conduct of our business;

•	make any loans or investments (other than advances to our employees in the ordinary course of business);

•	increase any officers’ or employees’ compensation, incentive arrangements or other benefits or amend any employee benefit plan, except for increases or bonuses made in the ordinary course of business and certain other disclosed transactions;

•	terminate any key management personnel;

•	redeem, purchase or otherwise acquire any of our capital stock or securities convertible into our capital stock or make any distribution or dividend to any of our shareholders or any other person (except dividends on our common stock not to exceed $0.05 per quarter);

•	amend our articles of incorporation or bylaws, or issue or agree to issue any capital stock or rights to acquire capital stock or securities convertible into our capital stock;

•	engage in any transaction, arrangement or contract with any officer, director, shareholder or other insider or affiliate of Gevity which is not in the ordinary course of business and at arms-length;

•	execute any guaranty, issue any debt, borrow any money or otherwise incur any indebtedness;

•	buy or sell any assets out of the ordinary course of business;

•	fail to perform our obligations in a timely manner under any of our existing service or client contracts outside of the ordinary course of business;

•	amend or modify any stock option plan or employee stock purchase plan or adopt any new stock option plan or employee stock ownership or purchase plan or issue any shares of capital stock to our employees other than pursuant to existing stock option and stock employee purchase plans;

•	form or acquire any subsidiary; or

•	commit or agree to do any of the foregoing.

     Exclusivity. We have agreed not to directly or indirectly solicit, initiate or encourage the submission of any other proposal or offer, or otherwise enter into any other agreements or arrangements, relating to any of the following:

•	any reorganization, dissolution, liquidation or recapitalization of Gevity or involving Gevity;

•	any merger, consolidation, share exchange or acquisition involving Gevity;

•	any sale of our assets outside the ordinary course of business or sale of any of our capital stock or other equity interests (other than the grant or exercise of employee stock options in the ordinary course of business or pursuant to the terms of any agreements currently in effect which have been disclosed to the Purchasers);

•	any direct or indirect acquisition or purchase of any capital stock or other equity interests of Gevity or any tender offer or exchange offer that would result in any person beneficially owning 10% or more of any class of our equity securities;

•	any incurrence of any new indebtedness in excess of $[500,000]; or

•	any similar transaction or business combination involving Gevity or our business or capital stock or assets.

We refer to any of such events as a “Alternative Transaction.” We have also agreed not to participate in any discussions or negotiations regarding, or furnish any other person any information with respect to, or otherwise cooperate in any way with, or assist or participate in, facilitate or encourage any effort or attempt by any person to seek to do any Alternative Transaction. This prohibition will not, however, prohibit our board from furnishing information to, or engaging in discussions or negotiations with, any person that makes an unsolicited bona fide written proposal concerning an Alternative Transaction if our board determines in good faith, after consultation with and advice from independent outside legal counsel, that such action is necessary for our board to comply with its fiduciary duties under applicable law.

     Designation of Directors. The Purchase Agreement and the Certificate of Designation will allow the holders of the Series A Preferred Stock to designate or elect two directors. You should refer to “Terms of Series A Preferred Stock” for a discussion of the provisions relating to such directors. The right of the holders of the Series A Preferred Stock to elect two directors will terminate as provided in the Certificate of Designation and the Purchase Agreement.

     Termination of Purchase Agreement. The Purchase Agreement may be terminated prior to the issuance and sale of the Series A Preferred Stock:

•	by the mutual consent of the Purchasers and us;

•	by the Purchasers if there has been a material misrepresentation, material breach of warranty or material breach of a covenant by us in the representations and warranties or covenants contained in the Purchase Agreement; or

•	by the Purchasers or us if the transactions contemplated by the Purchase Agreement, including the issuance and sale of the Series A Preferred Stock, has not been completed by June , 2003.

     Break-Up Expenses and Fees. Under the Purchase Agreement we have agreed to pay the following:

•	in the event we exercise our right to consider or act upon an Alternative Proposal, and do not reject in writing such proposal within three business days after receipt of it, we are required to pay all of the Purchasers’ actual, reasonable out-of-pocket costs and expenses (including the fees and expenses of attorneys, accountants and other advisors) incurred on or after February 7, 2003, in connection with the due diligence review of Gevity, the preparation, negotiation and execution of the letter of intent, the Purchase Agreement;

•	if we exercise our right to consider or act upon an Alternative Proposal, and we enter into an agreement with respect to an Alternative Proposal within six months after we exercise our right to consider it, and the closing of the transactions under the Purchase Agreement do not occur for any reason, we are required to pay the Purchasers a fee of $900,000 in addition to the amounts described above.

     In the event we close the transactions under the Purchase Agreement, we are required to pay the Purchasers all of their actual, reasonable, out-of-pocket costs and expenses (including the fees and expenses of attorneys, accountants and other advisors) arising in connection with:

•	the due diligence review of Gevity, the preparation and negotiation of the letter of intent, the Purchase Agreement and any other agreement;

•	any amendments or waivers with respect to any of those agreements or the Certificate of Designation or our Articles of Incorporation;

•	any stamp and other taxes that may be payable in respect of the execution and delivery of the Purchase Agreement or the issuance and delivery of the Series A Preferred Stock or any shares of our common stock issued upon conversion of the Series A Preferred Stock;

•	the interpretation and enforcement of the rights granted under the Purchase Agreement and any agreements contemplated by the Purchase Agreement; and

•	any filing with any governmental authority with respect to the Purchasers’ investment in Gevity or any filing with any governmental authority with respect to Gevity which mentions any of the Purchasers.

Description of Registration Rights Agreement

     The following is a summary of the material provisions of the Registration Rights Agreement. Because the summary is not complete, you should refer to the form of the Registration Rights Agreement which is attached to this proxy statement as Exhibit C for complete information regarding the terms and provisions of the Registration Rights Agreement.

     [To be supplied]

Financial and Other Information

     We incorporate by reference to our annual report on Form 10-K, the financial statements and information, including the notes to consolidated financial statements, appearing on pages F-7 through F-32 the information appearing under the caption “Management’s Discussion and Analysis of Financial Condition and Results of Operations” on pages 21 through 33 and the information appearing under the caption “Quantitative and Qualitative Disclosures about Market Risk” on pages 33 and 34.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR”
THE APPROVAL OF THE ISSUANCE OF 30,000 SHARES OF THE
SERIES A PREFERRED STOCK AS DESCRIBED IN THIS PROXY STATEMENT.

EXECUTIVE COMPENSATION

     The following report of the Compensation Committee and the performance graphs included elsewhere in the proxy statement do not constitute soliciting material and should not be deemed filed or incorporated by reference into any other company filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent we specifically incorporate this report or the performance graphs by reference therein.

Report of the Compensation Committee on Executive Compensation

     Each member of our compensation committee is an independent director as defined in the current and proposed NASDAQ rules. Our board adopted a new compensation committee charter, and we have attached a copy to this proxy statement as Exhibit D. We discuss below our policies for compensating our executives.

     The compensation committee of our board has furnished the following report on executive compensation for fiscal year 2002.

     Our compensation program for executives consists of three key elements:

•	a base salary;

•	a performance bonus; and

•	periodic grants of stock options.

     The committee believes that this three-part approach best serves our interest and the interest of our shareholders. It enables us to meet the requirements of the highly competitive environment in which we operate while ensuring that executive officers are compensated in a way that advances the long-term interests of our shareholders. Under this approach, compensation for these officers involves a substantial proportion of pay that is “at risk,” namely, the annual bonus and stock options. The performance bonus permits individual and overall company performance to be recognized. Stock options relate a significant portion of long-term remuneration directly to stock price appreciation realized by all of our shareholders.

     The committee determines the compensation of the chief executive officer and all senior vice presidents. The committee establishes parameters for the compensation of the officers holding the title of vice president or above (other than the chief executive officer and the senior vice presidents) and our executive officers determine the compensation for these officers within the parameters set by the committee.

     Base Salary. The committee sets the base salary of the chief executive officer and the senior vice presidents and establishes the parameters for the compensation of the other executive officers holding the title of vice president or above by taking into account such factors as competitive industry salaries, a subjective assessment of the nature of the position, the contribution and experience of the officer, and the length of the officer’s service. The committee also considers recommendations by the chief executive officer in determining the base salary or applicable parameters for the base salary of the executive officers other than the chief executive officer.

     Performance Bonus. A substantial portion of each executive officer’s potential total annual compensation is in the form of a bonus. Before the beginning of the year, the chief executive officer recommends targeted bonus amounts (as a percentage of base salary) for each executive officer (other than the chief executive officer) for the coming year. These targets are reviewed and approved or modified by the compensation committee. Bonus payments, which must be approved by the compensation committee, are based on a combination of individual performance and company performance. No bonuses were paid in 2002 to the chief executive officer or any other executive officer.

     At the 2002 annual meeting of shareholders, the shareholders approved the Annual Incentive Compensation Plan for Executive Officers. The purpose of the plan is to allow us to recruit and retain highly qualified executives and other employees, to provide incentives to such individuals to attain our goals and to provide such employees with incentive compensation based on our performance in order to enhance shareholder value. Each employee of Gevity or any of our affiliates holding a position of chief executive officer, president, chief operating officer, chief financial officer, executive vice president, senior vice president or vice president, or an equivalent position at an affiliate, is eligible to receive awards under this plan. Under this plan, within the first 90 days of each year, the compensation committee establishes the performance measures for the payment of individual awards under the plan. Performance measures are established by the committee under an objective formula or standard consisting of one or any combination of the following criteria:

•	revenue
•	gross profit	•	client retention
•	operating expenses	•	new client acquisition
•	earnings per share	•	worksite employee growth rate
•	return on net assets	•	workers’ compensation billed mix
•	cash return on assets	•	client health benefit plan subsidy
•	operating return on assets	•	internal employee turnover rate
•	earnings before interest, taxes, depreciation and amortization	• •	return on invested capital return on equity

     Stock Options. Stock options are granted to executive officers based on their positions and individual performance. Stock options provide incentive for the creation of shareholder value over the long term and aid significantly in the recruitment and retention of executive officers. The compensation committee considers the recommendations of the chief executive officer for stock option grants to executive officers (other than the chief executive officer) and approves, disapproves or modifies such recommendation.

Compensation of Chief Executive Officer

     James F. Manning served as our interim chief executive officer until April 7, 2002. The board asked Mr. Manning to serve as interim chief executive officer until we could employ a new chief executive officer. Mr. Manning’s salary was negotiated by our board and represented the compensation required by Mr. Manning in order for him to accept the position. Erik Vonk became chief executive officer on April 8, 2002. The board negotiated his salary for 2002, taking into account his past record of success with other companies and his skill and expertise and the compensation required by Mr. Vonk as a condition to his acceptance of our offer of employment.

Section 162(m) of the Internal Revenue Code

     The compensation committee also considered the potential impact of Section 162(m) of the Internal Revenue Code. Section 162(m) disallows a tax deduction for any publicly held corporation for individual compensation exceeding $1 million in any taxable year for the chief executive officer and the other senior executive officers, other than compensation that is performance-based under a plan that is approved by the shareholders and that meet certain other technical requirements. At the 2002 annual meeting of shareholders our shareholders approved the Annual Incentive Compensation Plan for Executive Officers which meets the requirements of Section 162(m). Based upon these requirements, the compensation committee has determined that Section 162(m) will not prevent Gevity from receiving a tax deduction for any of the compensation paid to executive officers.

     This report is submitted jointly by:

The Compensation Committee:

George B. Beitzel Darcy E. Bradbury Elliot B. Ross

     Compensation Committee Interlocks and Insider Participation in Compensation Decisions

     The compensation committee consists of Ms. Bradbury and Messrs. Beitzel and Ross. In 2002, no member of the compensation committee was an officer or employee of Gevity, or any of our subsidiaries; and no member of the compensation committee had any interlocking relationships related to his position as a member of our board.

     In 2002, no executive officer served as a member of the compensation committee of another entity; a director of another entity, one of whose board members served on our compensation committee; or a director of another entity, one of whose board members served on our board.

Summary Compensation Table

     The following table sets forth all compensation paid or accrued for services rendered to Gevity and our subsidiaries for the last three fiscal years by our chief executive officers, our four other highest-paid executive officers for 2002 who were serving as executive officers at the end of 2002, and one additional individual who would have been included as one of such four highest-paid executive officers had he been an executive at the end of 2002:

					Long-Term Compensation

					Number of
					Shares
	Annual Compensation				Underlying	All Other
Name and					Options	Compensation
Principal Position	Year	Salary		Bonus	Granted	(1)

Erik Vonk	2002	$355,769			1,000,000	$63,158	(9)
Chief Executive Officer (2)
James F. Manning	2002	379,038
Chief Executive Officer (3)	2001	183,462
John E. Panning	2002	250,000			25,000
Chief Financial Officer	2001	250,000		10,000	90,000
	2000	241,508		109,454	200,000	133,380	(4)
Lisa J. Harris	2002	230,000			50,000
Senior Vice President, Chief	2001	230,000		11,500	90,000
Information Officer	2000	227,885		95,560	125,000	149,500	(5)
Robert Minkhorst	2002	8,077	(7)			49,500	(7)
Senior Vice President, Sales
and Marketing (6)
Gregory M. Nichols	2002	185,000			15,000	3,532	(9)
Senior Vice President and	2001	179,308		2,775	105,000	81,043	(9)
General Counsel
Michael W. Ehresman (8)	2002				20,000
Vice President, Marketing	2001	180,000		4,500	30,000	2,543	(9)
and Sales Strategies and	2000	48,462		14,654	75,000	40,000	(9)
Analysis

(1)	Does not include perquisites and other personal benefits, securities or property that do not aggregate in excess of the lesser of either $50,000 or 10% of the total of annual salary and bonus reported for the named executive officer.
(2)	Became chief executive officer on April 8, 2002.
(3)	Resigned from his position as chief executive officer on April 7, 2002.
(4)	Retention bonus of $133,380.
(5)	Retention bonus of $149,500.

(6)	Become a senior vice president on December 12, 2002.
(7)	Received $49,500 for consulting services provided from October 2002 to December 11, 2002. Mr. Minkhorst’s current annual salary is $300,000.
(8)	Mr. Ehresman served as Senior Vice President, Strategic Initiatives until May 1, 2002, at which time he became Vice President, Marketing and Sales Strategies and Analysis.
(9)	Relocation expenses.

Option Grants in 2002

     The following table shows options to purchase shares of our common stock granted in 2002 to the executive officers named in the summary compensation table set forth on page      :

		% of Total
		Options
		Granted to	Exercise		Value at
	Number of Granted	Employees in	Price per	Expiration	Grant
Name	Options	2002	Share	Date	Date (1)

Erik Vonk	100,000	4.4%	$3.02	3/21/12	$136,830
	900,000	39.5	3.90	5/30/12	1,784,160
James F. Manning	20,000	0.9	4.30	6/10/12	45,335
	20,000	0.9	4.00	12/3/12	40,232
John E. Panning	25,000	1.1	3.89	12/19/12	47,953
Lisa J. Harris	50,000	2.2	3.89	12/19/12	95,905
Robert Minkhorst	250,000	11.0	3.90	12/12/12	479,525
Gregory M. Nichols	15,000	0.7	3.89	12/19/12	28,772
Michael W. Ehresman	20,000	0.9	3.89	12/19/12	38,362

(1)	The value of the option grant was estimated on the date of grant using the Black-Scholes option-pricing model with the following weighted-average assumptions: dividend yield of 5.13% expected volatility of 79.61% risk-free interest rate of 5.03%; and expected life of seven years.

Aggregate Options Exercised in 2002 and Option Values at December 31, 2002

     The following table shows the aggregate number of options exercised in 2002 by the executive officers named in the summary compensation table set forth on page      and the value of the options held by such executive officers at December 31, 2002.

			Number of Securities
			Underlying Unexercised		Value of Unexercised
			Options at December 31,		In-the-Money Options at
	Shares		2002 (#)		December 31, 2002 ($)
	Acquired	Value
	On	Realized
Name	Exercise	($)	Exercisable	Unexercisable	Exercisable		Unexercisable

Erik Vonk	0	0		1,000,000	$		$238,000
James F. Manning	0	0	40,000			$1,000
John E. Panning	0	0	236,863	166,550		$76,185	$174,315
Lisa J. Harris	0	0	162,000	178,000		$67,444	$173,931
Robert Minkhorst	0	0	—	250,000			$37,500
Gregory M. Nichols	0	0	26,250	93,750		$30,281	$93,244
Michael W. Ehresman	0	0	45,000	80,000		$28,875	$67,325

Executive Agreements

     Vonk Employment Agreement. On March 21, 2002 we entered into an employment agreement with Erik Vonk (the “Vonk Employment Agreement”) under which Mr. Vonk was employed to serve as the chairman of our board and our chief executive officer which became effective April 8, 2002. Under the Vonk Employment Agreement, Mr. Vonk is eligible to receive an annual salary of $500,000; an annual allowance of $50,000 to cover the cost of supplemental life insurance, disability insurance and automobile expense; an option to purchase a total of 1,000,000 shares of our common stock vesting over a four-year period at an exercise price per share for 100,000 shares of $3.02 and for 900,000 shares of $3.90. Mr. Vonk was not eligible for a bonus in 2002, but will be eligible for 2003 at the discretion of the board. The Vonk Employment Agreement further provided Mr. Vonk the opportunity to purchase up to $500,000 worth of our common stock from us at the then current market price. Mr. Vonk is also eligible to participate in our employee benefit plans, receive four weeks vacation, and be reimbursed for reasonable relocation expenses not to exceed $200,000. Under the Vonk Employment Agreement, Mr. Vonk is required to keep all confidential information of Gevity confidential, and for the period of his employment, plus an additional two-year period following termination of his employment, Mr. Vonk is not allowed to compete with Gevity.

     We are allowed to terminate Mr. Vonk’s Employment Agreement at any time, provided that, if his employment is terminated due to his death, disability, or by us other than for cause (as defined in the agreement) he is entitled to one year’s base salary and continuation of employee benefits for a period of one year.

     Change of Control Agreements. We have entered into agreements (the “Executive Agreements”) with Ms. Harris and Messrs. Vonk, Panning, Minkhorst, Nichols and Ehresman that provide for certain payments to be made to such executives in the event of a change of control of our company. For purposes of the Executive Agreements with Ms. Harris and Messrs. Vonk, Minkhorst, Nichols and Ehresman, a “change in control” means:

•	the acquisition by certain third parties of 25% or more of the voting power of our company’s outstanding voting securities;

•	a majority change in the composition of our board of directors;

•	the consummation of certain mergers or consolidations of our company where the voting securities outstanding immediately prior to such transactions represent 50% or less of the total voting power of the corporation resulting from such mergers or consolidations (or, if applicable, such corporation’s ultimate parent); or

•	the approval by shareholders of a plan of liquidation or dissolution of our company or the sale of all or substantially all of our company’s assets.

     For purposes of the Executive Agreement with Mr. Panning, a “change in control” means:

•	the acquisition by certain third parties (other than Charles S. Craig and his affiliates and associates) of 25% or more of the voting power of our company’s outstanding voting securities; or

•	a majority change in the composition of our board of directors.

     Under the Executive Agreements with Ms. Harris and Messrs. Vonk, Minkhorst, Nichols and Ehresman, each is entitled to compensation if he or she is employed by us at the time of a change in control and his or her employment is terminated within two years after that change in control by us for a reason other than for cause (as defined in the Executive Agreements) or by the executive for good reason (as defined in the Executive Agreement). In such event, the executive would receive:

•	a lump-sum payment equal to either the executive’s average annual incentive bonus earned in the three fiscal years prior to the termination or the executive’s target annual incentive bonus for the year in which the termination occurs, whichever is greater (the “Highest Bonus”), multiplied by the fraction of the fiscal year remaining after the termination, but reduced by any annual incentive bonus amounts paid to the executive during the fiscal year in which the termination takes place; plus

•	Ms. Harris would receive a lump-sum payment equal to two times the amount of her highest annual rate of base salary during the one-year period prior to the termination; Mr. Vonk would receive a lump-sum payment equal to three times the amount of his highest annual rate of base salary during the one-year period prior to the termination; and Messrs. Minkhorst, Nichols and Ehresman receive a lump-sum payment equal to one times the amount of his highest annual rate of base salary during the one-year period prior to the termination.

     Under his Executive Agreement, Mr. Panning, is entitled to compensation if he is employed by us at the time of a change in control and his employment is terminated within eighteen months after that change in control by us for a reason other than for cause (as defined in the Executive Agreement), or if Mr. Panning voluntarily terminates his own employment with us based on non-consensual material changes in the nature of his employment or a reduction in compensation. In such event, we must make a lump-sum payment to a trust equal to an amount which, if paid in eighteen monthly installments, would have a present value equal to the amount by which 299% of Mr. Panning’s base amount (as defined in Section 280G of the Internal Revenue Code) exceeds the aggregate present value of all prior parachute payments (as defined in Section 280G of the Code) received by Mr. Panning. Payments from the trust are required to be made to Mr. Panning over a thirty-six month period; provided, however that he remain unemployed. In the event that Mr. Panning accepts employment during the thirty-six month period, his monthly installments from the trust would be decreased by the amount of compensation received from his new employment, with any funds not distributed under the terms of Mr. Panning’s Executive Agreement being returned to us.

     The Executive Agreements with Ms. Harris and Messrs. Vonk, Minkhorst, Nichols and Ehresman also provide for the continuation of the executive’s life, disability and accident insurance and medical and dental plan coverage for the number of years after termination of the executive’s employment equal to the multiple of base salary payable to the executive upon a change in control (or if the executive cannot continue as a participant in such plans, for the provision of such benefits on the same after tax basis as if such participation has been permitted). No comparable provision exists in the Executive Agreement with Mr. Panning. In addition, if Mr. Vonk or Ms. Harris is subject to the excise tax imposed under Section 4999 of the Code, we are required to pay him or her, as applicable, an additional amount so as to put him or her in the same after-tax position he or she would have been in had the excise tax never applied.

AUDIT COMMITTEE

Audit Committee Report

     The following report of the audit committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other company filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent our company specifically incorporates this report by reference therein.

     The audit committee of our board is comprised of the four directors named below. Each member of the committee is an independent director as defined in the current or proposed NASDAQ rules. The board has adopted a new charter, and we have attached a copy to this proxy statement as Exhibit E.

     The audit committee assists the board of in fulfilling its responsibilities with respect to the general oversight of our financial accounting and reporting, systems of internal control, and all audit processes and results. Our management has primary responsibility for preparing our financial statements as well as our financial reporting process. Deloitte & Touche LLP, acting as independent accountants, is responsible for expressing an opinion on the conformity of our audited financial statements with generally accepted accounting principles.

     The audit committee report, with respect to the audit of our 2002 financial statements (the “Financial Statements”), is as follows:

•	The audit committee has reviewed and discussed the Financial Statements with our management;

•	The audit committee has discussed with Deloitte & Touche LLP the matters required to be discussed by Statement on Auditing Standards No. 61 (Communicating with Audit Committees), which include, without limitation, matters related to the conduct of the audit of the Financial Statements;

•	The audit committee has received written disclosures and the letter from Deloitte & Touche LLP required by Independence Standards Board Standard No. 1 (which relates to Deloitte & Touche LLP’s independence from our company) and has discussed this with Deloitte & Touche LLP; and

•	The audit committee concluded that Deloitte & Touche LLP’s provision of non-audit services, as described in “Relationship with Independent Accountants” beginning on page 19, to Gevity and its affiliates is compatible with maintaining their independence.

     Based on reviews and discussions of the Financial Statements with management and discussions with Deloitte & Touche LLP discussed above, the audit committee recommended to our board of directors that such Financial Statements be included in our Annual Report on Form 10-K.

This report is submitted by the Audit Committee:

George B. Beitzel Darcy E. Bradbury Jonathan H. Kagan Elliot B. Ross

STOCK PERFORMANCE CHART

     The following chart compares the return on our common stock from June 25, 1997 through December 31, 2002, with the NASDAQ Stock Market (U.S.) Index and a Peer Group Index (defined below). The comparison assumes $100 was invested on June 25, 1997 (i) in Gevity, (ii) in the NASDAQ Stock Market (U.S.) Index, and (iii) the Peer Group Index, and assumes reinvestment of dividends and distributions. The Peer Group Index is comprised of leading professional employer organizations, including Administaff, Inc., TeamStaff, Inc. and Team America, Inc. The Peer Group Index was revised last year to reflect significant changes in the business operations of the companies included in prior year’s reported peer group. The former Peer Group Index consisted of Administaff, Inc., TeamStaff, Inc., Employee Solutions, Inc., Team Mucho, Inc. and Vincam, Inc. (through March 11, 1999), each of which provides or provided professional employer services similar to those that our company provides. Employee Solutions, Inc. was excluded from the peer group due to its discontinuation of thirteen operations as a professional employer organization in December 2000. In addition, Vincam, Inc. was excluded from the peer group as a result of its acquisition in March 1999.

				December 31,			December 31,
				1997			1998

				Return	$100 inv		Return	$100 inv

Administaff	ASF	$12.13	$12.94	6.7%	$106.70	$12.50	3.1%	$103.09

Teamstaff	TSTF	$7.00	$6.78	-3.1%	$96.88	$4.16	-40.6%	$59.38

Team America	TMOS	$8.25	$10.50	27.3%	$127.27	$5.75	-30.3%	$69.70

(totals are based on acquisition price)
Gevity HR, Inc.	GVHR	$17.00	$18.88	11.0%	$111.03	$11.63	-31.6%	$68.38

PEER GROUP				7.0%	$110.47		-24.9%	$75.14

PEER GROUP excl. GVHR				6.2%	$110.28		-22.6%	$77.39

NASDAQ Composite		$1,446.24	$1,570.35	8.6%	$108.58	$2,192.69	-51.6%	$151.61

[Additional columns below]

[Continued from above table, first column(s) repeated]

		December 31,			December 31,
		1999			2000

		Return	$100 inv		Return	$100 inv

Administaff	$15.13	24.7%	$124.74	$27.20	124.3%	$224.33

Teamstaff	$5.03	-28.1%	$71.88	$6.13	-12.5%	$87.50

Team America	$5.69	-31.1%	$68.94	$5.06	-38.6%	$61.36

(totals are based on acquisition price)
Gevity HR, Inc.	$9.50	-44.1%	$55.88	$3.00	-82.4%	$17.65

PEER GROUP		-19.6%	$80.36		-2.3%	$97.71

PEER GROUP excl. GVHR		-11.5%	$88.52		24.4%	$124.40

NASDAQ Composite	$4,069.31	181.4%	$281.37	$2,470.52	70.8%	$170.82

[Additional columns below]

[Continued from above table, first column(s) repeated]

		December 31,			December 31,
		2001			2002

		Return	$100 inv		Return	$100 inv

Administaff	$27.41	126.1%	$226.06	$6.00	-94.4%	$5.62

Teamstaff	$5.78	-17.4%	$82.57	$2.70	-97.2%	$2.79

Team America	$3.59	-56.5%	$43.52	$0.50	-99.6%	$0.39

(totals are based on acquisition price)
Gevity HR, Inc.	$2.54	-85.1%	$14.94	$4.05	-76.2%	$23.82

PEER GROUP		-8.2%	$91.77		-91.8%	$8.16

PEER GROUP excl. GVHR		17.4%	$117.38		-97.1%	$2.93

NASDAQ Composite	$1,950.40	34.9%	$134.86	1335.51	-7.7%	$92.34

RELATIONSHIP WITH INDEPENDENT ACCOUNTANTS

Independent Accountants

     Deloitte & Touche LLP acted as our independent accountants for 2002. One or more representatives of Deloitte & Touche LLP will attend the annual meeting, will have an opportunity to make a statement and will be available to respond to appropriate questions from shareholders. Upon the recommendation of the audit committee, the board of directors appointed Deloitte & Touche LLP as the independent accountants of our company for 2003.

Audit Committee Pre-Approval

     The audit committee charter requires that all audit services and non-audit services provided by our independent auditors must be approved by the audit committee prior to the commencement of the services to assure compliance with the Sarbanes-Oxley Act of 2002. This approval requirement is subject to applicable de minimis exceptions allowed by that Act. In making its pre-approval determination, the audit committee is required to consider whether providing the non-audit services are compatible with maintaining the auditors’ independence. The audit committee may delegate this pre-approval authority to one or more audit committee members. However, if the authority is delegated, the member or members to whom the authority was delegated must present a report of their actions at the next scheduled audit committee meeting.

Audit Fees

     The aggregate fees billed for professional services rendered for the audit of the financial statements and the reviews of the financial statements included in the registrant’s Forms 10-Q for 2002 were $228,500.

Audit Related Fees

     The aggregate fees billed for audit consulting services related to Securities and Exchange Commission matters were $88,259.

Tax Fees

     The aggregate fees billed for tax provision review and tax compliance services were $44,000.

Financial Information Systems Design and Implementation Fees

     The company did not retain Deloitte & Touche LLP to perform any financial information systems design or implementation services in 2002.

Determination of Accountant Independence

     The audit committee considered the provision of non-audit services by Deloitte & Touche LLP and determined that it was not incompatible with maintaining their independence.

SOLICITATION OF PROXIES

     The accompanying proxy is being solicited on behalf of our board of directors. We will bear the expense of preparing, printing, and mailing the proxy solicitation material and the form of proxy. In addition to use of the mail, proxies may be solicited by personal interview, telephone, and telegram by our directors, officers and employees. Arrangements may also be made with brokerage houses and other custodians, nominees, and fiduciaries for the forwarding of solicitation material to the beneficial owners of stock held of record by such persons, and we may reimburse them for reasonable out-of-pocket expenses incurred by them in connection therewith. We anticipate the total amount estimated to be spent, including the total expenditures to date, for and in furtherance of the solicitation of securities holders will be less than $10,000.

By Order of the Board of Directors,

Gregory M. Nichols Secretary

Bradenton, Florida
________________________, 2003

Items Incorporated by Reference

     See items appearing under the caption “Financial and Other Information” beginning on page        .

EXHIBIT A

SUBJECT TO NEGOTIATION

CERTIFICATE OF DESIGNATION OF
SERIES A CONVERTIBLE, REDEEMABLE PREFERRED STOCK
OF
GEVITY HR, INC.

     Section 1. Dividends.

     1A. General Obligation. When and as declared by the Corporation’s Board of Directors and to the extent permitted under the Florida Business Corporation Act, the Corporation shall pay preferential dividends in cash to the holders of the Series A Preferred Stock (the “Series A Preferred”) as provided in this Section 1. Except as otherwise provided herein, dividends on each share of the Series A Preferred (a “Share”) shall accrue on a daily basis at the rate of 4% per annum on the sum of the Liquidation Value thereof plus all accumulated and unpaid dividends thereon from and including the date of issuance of such Share to and including the first to occur of (i) the date on which the Liquidation Value of such Share plus all accrued and unpaid dividends thereon or applicable Redemption Price is paid to the holder thereof in connection with the liquidation of the Corporation or the redemption of such Share by the Corporation, (ii) the date on which such Share is converted into shares of Conversion Stock hereunder or (iii) the date on which such share is otherwise acquired by the Corporation; provided that, as of any date of determination, the dividends that have accrued pursuant to this Section 1A shall be reduced (but in no event to less than $0) by the amount of dividends (if any) that have been paid pursuant to Section 1D since the immediately preceding Dividend Payment Date. Such dividends shall accrue whether or not they have been declared and whether or not there are profits, surplus or other funds of the Corporation legally available for the payment of dividends. The date on which the Corporation initially issues any Share shall be deemed to be its “date of issuance” regardless of the number of times transfer of such Share is made on the stock records maintained by or for the Corporation and regardless of the number of certificates which may be issued to evidence such Share.

     1B. Dividend Payment Dates. All dividends which have accrued on the Series A Preferred shall be payable in cash on March 31, June 30, September 30 and December 31 of each year, beginning September 30, 2003 (the “Dividend Payment Dates”), and to the extent not paid on any Dividend Payment Date, all dividends which have accrued on each Share outstanding during the three-month period (or other period in the case of the initial Dividend Payment Date) ending upon each such Dividend Payment Date shall be accumulated and shall remain accumulated dividends with respect to such Share until paid to the holder thereof.

     1C. Distribution of Partial Dividend Payments. Except as otherwise provided herein, if at any time the Corporation pays less than the total amount of dividends then accrued with respect to the Series A Preferred, such payment shall be distributed pro rata among the holders thereof based upon the aggregate accrued but unpaid dividends on the Shares held by each such holder.

     1D. Participating Dividends. In addition to any other dividends accruing or declared hereunder, in the event that the Corporation declares or pays any dividends upon the Common Stock (whether payable in cash, securities or other property) other than dividends payable solely in shares of Common Stock, the Corporation also shall declare and pay to the holders of the Series A Preferred, at the same time that it declares and pays such dividends to the holders of the Common Stock, the dividends which would have been declared and paid with respect to the Common Stock issuable upon conversion of the Series A Preferred had all of the outstanding Series A Preferred been converted immediately prior to the record date for such dividend, or if no record date is fixed, the date as of which the record holders of Common Stock entitled to such dividends are to be determined.

     Section 2. Liquidation.

     2A. Liquidation Events. Upon any liquidation, dissolution or winding up of the Corporation (whether voluntary or involuntary) (a “Liquidation Event”), each holder of Series A Preferred shall be entitled to be paid, before any distribution or payment is made upon any Junior Securities, an amount in cash equal to the greater of (i) the aggregate Liquidation Value of all Shares held by such holder plus all accrued and unpaid dividends thereon and (ii) the aggregate amount that would be paid in connection with such Liquidation Event with respect to the Common Stock issuable upon conversion of all Shares held by such holder had all of the outstanding Series A Preferred Stock been converted immediately prior to such Liquidation Event, and the holders of Series A Preferred shall not be entitled to any further payment. If upon any such Liquidation Event the Corporation’s assets to be distributed among the holders of the Series A Preferred are insufficient to permit payment to such holders of the aggregate amount which they are entitled to be paid under this Section 2A, then the entire assets available to be distributed to the Corporation’s stockholders shall be distributed pro rata among such holders based upon the aggregate Liquidation Value (plus all accrued and unpaid dividends) of the Series A Preferred held by each such holder.

     2B. Notice. Not less than 60 days prior to the payment date stated therein, the Corporation shall deliver written notice of any such Liquidation Event (including any deemed Liquidation Event described in Section 2C below) to each record holder of Series A Preferred, setting forth in reasonable detail the amount of proceeds to be paid with respect to each Share and each share of Common Stock in connection with such Liquidation Event.

     2C. Deemed Liquidation Events. Upon the election of the Majority Holders delivered to the Corporation within 45 days after receipt of the Corporation’s notice to the holders of Series A Preferred under Section 2B, any consolidation or merger of the Corporation with or into another entity or entities (whether or not the Corporation is the surviving entity) or any sale or transfer by the Corporation of all or substantially all of its assets (determined either for the Corporation alone or with its Subsidiaries on a consolidated basis) or any sale, transfer or issuance or series of sales, transfers and/or issuances of shares of the Corporation’s capital stock by the Corporation or the holders thereof as a result of which the holders of the Corporation’s outstanding capital stock possessing the voting power (under ordinary circumstances) to elect a majority of the Corporation’s Board of Directors immediately prior to such sale or issuance cease to own the Corporation’s outstanding capital stock possessing the voting power (under ordinary circumstances) to elect a majority of the Corporation’s Board of Directors, shall be deemed to be a Liquidation Event for purposes of this Section 2, and the holders of the Series A Preferred shall be entitled to receive payment from the Corporation of the amounts payable with respect to the Series A Preferred upon a Liquidation Event under this Section 2 in cancellation of their Shares upon the consummation of any such transaction; provided that the foregoing provision shall not apply to any merger in which (i) the Corporation is the surviving entity, (ii) the terms of the Series A Preferred are not changed and the Series A Preferred is not exchanged for any cash, securities or other property and (iii) the holders of the Corporation’s outstanding capital stock immediately prior to the merger shall continue to own the Corporation’s outstanding capital stock possessing the voting power (under ordinary circumstances) to elect a majority of the Corporation’s Board of Directors and no Person or group of Persons (as the term “group” is used under the Securities Exchange Act of 1934), other than the holders of Series A Preferred as of the date of the Purchase Agreement, has “beneficial ownership” (as that term is used under the Securities Exchange Act of 1934, as amended) of more than [25%] of the outstanding Common Stock. The Corporation shall give prompt written notice of any such election to all other holders of Series A Preferred within five days after the receipt thereof, and each such holder shall have until the date of consummation of such deemed Liquidation Event to demand payment from the Corporation of the amounts payable with respect to the Series A Preferred upon a Liquidation Event under this Section 2 in cancellation of their Shares upon the consummation of any such transaction. The Majority Holders shall have the right to elect the benefits of either this Section 2 or Section 3J hereof in connection with any such merger, consolidation or sale of assets.

     Section 3. Redemptions.

     3A. Offers by Corporation to Redeem. The Corporation may offer to redeem (a “Redemption Offer”) one-third of the greatest number of Shares of Series A Preferred outstanding at any time (or such lesser number of Shares then outstanding) (such number of Shares, the “Offered Shares”) on May [31] of each of years 2006, 2007 and 2008 (the “Scheduled Offered Redemption Dates”), by giving written notice to the holders of Series A Preferred of such election at least 60 days prior to such Scheduled Offered Redemption Date. The Majority Holders may accept such Redemption Offer with respect to all or any portion of their Shares by giving written notice to the Corporation on or prior to May [1] of such year. Upon receipt of such notice, the Corporation (a) shall give written notice of such acceptance to all other holders of Series A Preferred within five days, and such other holders may request redemption of with respect to all or any portion of their Shares of Series A Preferred (such Shares, together with the Majority Holders’ Shares, the “Accepted Shares”) by delivering written notice to the Corporation within ten days after receipt of the Corporation’s notice, and (b) shall be obligated to redeem all Accepted Shares on the applicable Scheduled Offered Redemption Date at a price per Share equal to the Premium Redemption Price.

     3B. Demand by Majority Holders to Redeem. The Majority Holders may demand redemption of one-third of the greatest number of Shares of Series A Preferred outstanding at any time (or such lesser number of Shares then outstanding) (each, a “Demand Redemption”) at any time on or after May [31] of (i) 2009 if the Corporation did not make an offer to redeem Shares, or did not pay in full the Redemption Price for all Accepted Shares, on the first Scheduled Offered Redemption Date, (ii) 2010 if the Corporation did not make an offer to redeem Shares, or did not pay in full the Redemption Price for all Accepted Shares, on the second Scheduled Offered Redemption Date, and (iii) 2011 if the Corporation did not make an offer to redeem Shares, or did not pay in full the Redemption Price for all Accepted Shares, on the third Scheduled Offered Redemption Date (each such May [31], a “Scheduled Redemption Demand Date”). The Majority Holders may exercise any of the three Demand Redemptions by giving written notice to the Corporation at any time on or after the applicable Scheduled Redemption Demand Date. Within five days after receipt of such notice, the Corporation shall give written notice of such demand to all other holders of Series A Preferred, and such other holders may demand redemption of their Shares of Series A Preferred by delivering written notice to the Corporation within ten days after receipt of the Corporation’s notice. The Corporation shall be obligated to redeem all Shares with respect to which a Demand Redemption has been made on the thirtieth (30th) day after its receipt of the Majority Holders’ notice at a price per Share equal to the Cash Redemption Price.

     3C. Redemption Payments. For each Share which is to be redeemed hereunder, the Corporation shall be obligated on the Redemption Date to pay to the holder thereof (upon surrender by such holder at the Corporation’s principal office of the certificate representing such Share) an amount in cash equal to the Cash Redemption Price or Market Redemption Price, as applicable. If the funds of the Corporation legally available for redemption of Shares on any Redemption Date are insufficient to redeem the total number of Shares to be redeemed on such date, those funds which are legally available shall be used to redeem the maximum possible number of Shares pro rata among the holders of the Shares to be redeemed based upon the aggregate applicable Redemption Price of such Shares held by each such holder. At any time thereafter when additional funds of the Corporation are legally available for the redemption of Shares, such funds shall immediately be used to redeem the balance of the Shares which the Corporation has become obligated to redeem on any Redemption Date but which it has not redeemed.

     3D. Notice of Redemption. Except as otherwise provided herein, the Corporation shall mail written notice of each redemption of any Series A Preferred (other than a redemption at the request of a holder or holders of Series A Preferred) to each record holder thereof not more than 90 nor less than 60 days prior to the date on which such redemption is to be made. Upon mailing any notice of a Redemption Offer, the Corporation shall become obligated to redeem the total number of Shares specified in such notice (or such lesser number of Accepted Shares) at the time of redemption specified therein. In case fewer than the total number of Shares represented by any certificate are redeemed, a new certificate representing the number of unredeemed Shares shall be issued to the holder thereof without cost to such holder within five business days after surrender of the certificate representing the redeemed Shares.

     3E. Determination of the Number of Each Holder’s Shares to be Redeemed. Except as otherwise provided herein, the number of Shares of Series A Preferred to be redeemed from each holder thereof in redemptions hereunder shall be the number of Shares determined by multiplying the total number of Shares to be redeemed times a fraction, the numerator of which shall be the total number of Shares then held by such holder and the denominator of which shall be the total number of Shares then outstanding.

     3F. Dividends After Redemption Date. No Share shall be entitled to any dividends accruing after the date on which the applicable Redemption Price specified herein is paid to the holder of such Share. On such date, all rights of the holder of such Share shall cease, and such Share shall no longer be deemed to be issued and outstanding.

     3G. Redeemed or Otherwise Acquired Shares. Any Shares which are redeemed or otherwise acquired by the Corporation shall be canceled and retired to authorized but unissued shares and shall not be reissued, sold or transferred.

     3H. Other Redemptions or Acquisitions. The Corporation shall not, nor shall it permit any Subsidiary to, redeem or otherwise acquire any Shares of Series A Preferred, except as expressly authorized herein or pursuant to a purchase offer made pro rata to all holders of Series A Preferred on the basis of the number of Shares owned by each such holder.

     3I. [Payment of Accrued Dividends. The Corporation may not redeem any Series A Preferred unless all dividends accrued on the outstanding Series A Preferred through the immediately preceding Dividend Payment Date have been declared and paid in full.]

     3J. Special Redemptions.

     (i)  If a Change in Ownership has occurred or the Corporation obtains knowledge that a Change in Ownership is proposed to occur, the Corporation shall give prompt written notice of such Change in Ownership describing in reasonable detail the material terms and date of consummation thereof to each holder of Series A Preferred, but in any event such notice shall not be given later than five days after the occurrence of such Change in Ownership, and the Corporation shall give each holder of Series A Preferred prompt written notice of any material change in the terms or timing of such transaction. The Majority Holders may require the Corporation to redeem all or any portion of the Series A Preferred owned by such holder or holders at a price per Share equal to the Cash Redemption Price by giving written notice to the Corporation of such election prior to the later of (a) 21 days after receipt of the Corporation’s notice and (b) five days prior to the consummation of the Change in Ownership (the “Expiration Date”). The Corporation shall give prompt written notice of any such election to all other holders of Series A Preferred within five days after the receipt thereof, and each such holder shall have until the later of (a) the Expiration Date or (b) ten days after receipt of such second notice to request redemption hereunder (by giving written notice to the Corporation) of all or any portion of the Series A Preferred owned by such holder.

     Upon receipt of such election(s), the Corporation shall be obligated to redeem the aggregate number of Shares specified therein on the later of (a) the occurrence of the Change in Ownership or (b) five days after the Corporation’s receipt of such election(s). If any proposed Change in Ownership does not occur, all requests for redemption in connection therewith shall be automatically rescinded, or if there has been a material change in the terms or the timing of the transaction, any holder of Series A Preferred may rescind such holder’s request for redemption by giving written notice of such rescission to the Corporation.

     (ii)  If a Fundamental Change is proposed to occur, the Corporation shall give written notice of such Fundamental Change describing in reasonable detail the material terms and date of consummation thereof to each holder of Series A Preferred not more than 45 days nor less than 20 days prior to the consummation of such Fundamental Change, and the Corporation shall give each holder of Series A Preferred prompt written notice of any material change in the terms or timing of such transaction. The Majority Holders may require the Corporation to redeem all or any portion of the Series A Preferred owned by such holder or holders at a price per Share equal to the Cash Redemption Price by giving written notice to the Corporation of such election prior to the later of (a) ten days prior to the consummation of the Fundamental Change or (b) ten days after receipt of notice from the Corporation. The Corporation shall give prompt written notice of such election to all other holders of Series A Preferred (but in any event within five days prior to the consummation of the Fundamental Change), and each such holder shall have until two days after the receipt of such notice to request redemption (by written notice given to the Corporation) of all or any portion of the Series A Preferred owned by such holder.

     Upon receipt of such election(s), the Corporation shall be obligated to redeem the aggregate number of Shares specified therein upon the consummation of such Fundamental Change. If any proposed Fundamental Change does not occur, all requests for redemption in connection therewith shall be automatically rescinded, or if there has been a material change in the terms or the timing of the transaction, any holder of Series A Preferred may rescind such holder’s request for redemption by delivering written notice thereof to the Corporation prior to the consummation of the transaction.

     Section 4. Voting Rights.

     4A. Election of Directors. In the election of directors of the Corporation, the holders of the Series A Preferred Stock, voting separately as a single series to the exclusion of all other classes and series of the Corporation’s capital stock and with each Share of Series A Preferred entitled to one vote, shall be entitled at an annual or special meeting of the shareholders to elect up to two directors to serve as members of the Corporation’s Board of Directors (each, a “Series A Director”), each until his successor is duly elected by the holders of the Series A Preferred, subject to prior death, resignation, retirement, disqualification, or removal or termination of term of office in accordance with the terms of the Purchase Agreement. The Series A Directors so elected shall be in addition to the directors elected by the holders of the Common Stock of the Corporation, and shall [in accordance with Section      of the Corporation’s bylaws] increase the maximum number of directors otherwise permitted pursuant to the Corporation’s bylaws. Any Series A Directors so elected shall not be divided into classes. Such right of election, term of office, filling vacancies and other features of such directorships shall be governed by and are subject to the applicable terms and conditions set forth in the Purchase Agreement. The provisions of Section 4C of the Purchase Agreement are hereby incorporated into this Certificate of Designation by this reference as though fully set forth herein. The Corporation shall retain a copy of the Purchase Agreement at its principal executive office.

     4B. Other Voting Rights. The holders of the Series A Preferred shall be entitled to notice of all stockholders meetings in accordance with the Corporation’s bylaws, and, except as otherwise required by applicable law, the holders of the Series A Preferred shall be entitled to vote on all matters submitted to the stockholders for a vote together as a single class with (i) the holders of the Common Stock, (ii) the holders of any class or series of preferred stock entitled to vote with the Common Stock and (iii) the holders of any note or debenture entitled to vote with the Common Stock, in each case pursuant to the terms of the Certificate of Incorporation or any certificate of designation, with each share of Series A Preferred entitled to one vote for each share of Common Stock issuable upon conversion of the Series A Preferred as of the record date for such vote or, if no record date is specified, as of the date of such vote; provided that the written consent or other affirmative vote of the Majority Holders, voting as a single and separate class, will be required to:

     (i)  directly or indirectly declare or pay, or permit any Subsidiary to declare or pay, any dividends or make any distributions upon any of its capital stock or other equity securities, except for dividends payable (w) on the Series A Preferred pursuant to the terms of this Certificate of Designation, (x) on the Common Stock in the ordinary course of business consistent with past practices so long as (1) no Event of Noncompliance is in existence immediately prior to or is otherwise caused by any such dividend or distribution and (2) at the time of such dividend or distribution the Corporation has not failed to pay the full amount of dividends accrued on the Series A Preferred that were payable on any Dividend Payment Date and the Corporation has not failed to make any redemption of the Series A Preferred required hereunder, (y) solely in shares of Common Stock issued upon the outstanding shares of Common Stock, and (z) by any Subsidiary to the Corporation or to any of its Wholly Owned Subsidiaries;

     (ii)  directly or indirectly redeem, purchase or otherwise acquire, or permit any Subsidiary to redeem, purchase or otherwise acquire, any of the Corporation’s or any Subsidiary’s capital stock or other equity securities (including, without limitation, warrants, options and other rights to acquire such capital stock or other equity securities) or directly or indirectly redeem, purchase or make any payments with respect to any stock appreciation rights, phantom stock plans or similar rights or plans, except for (x) redemptions or repurchases of the Series A Preferred pursuant to the terms of this Certificate of Designation, and (y) redemptions or repurchases of the capital stock or other equity securities of a Subsidiary that are held by the Corporation or any of its Wholly Owned Subsidiaries;

     (iii)  authorize, issue, sell or enter into any agreement providing for the issuance or sale (contingent or otherwise) of, or take any action that would amend the terms of or reclassify any existing securities so as to constitute, (a) any notes or debt securities, (b) any capital stock or other equity securities (or any securities convertible into or exchangeable for any capital stock or other equity securities or containing equity or profit participation features), or (c) any additional shares of Series A Preferred, in each case other than the issuance, sale or entering into any agreements with respect thereto of Junior Securities for a price no less than their Market Price;

     (iv)  sell, lease or otherwise dispose of, or permit any Subsidiary to sell, lease or otherwise dispose of, more than 10% of the consolidated assets of the Corporation and its Subsidiaries (computed on the basis of book value, determined in accordance with generally accepted accounting principles consistently applied, or Fair Market Value) in any transaction or series of related transactions;

     (v)  merge or consolidate with any Person or permit any Subsidiary to merge or consolidate with any Person (other than a merger or consolidation between or among Wholly-Owned Subsidiaries) or consummate any other Fundamental Change or Organic Change;

     (vi)  liquidate, dissolve or effect a recapitalization or reorganization in any form of transaction (including, without limitation, any reorganization into a limited liability company, a partnership or any other non-corporate entity which is treated as a partnership for federal income tax purposes);

     (vii)  reclassify any of the Corporation’s capital stock or other equity securities or make any other material change to the Corporation’s capital structure;

     (viii)  consummate any Change in Ownership;

     (ix)  make an assignment for the benefit of creditors or admit in writing its inability to pay its debts generally as they become due; or petition or apply, or permit any Subsidiary to petition or apply, to any tribunal for the appointment of a custodian, trustee, receiver or liquidator of the Corporation or any Subsidiary or of any substantial part of the assets of the Corporation or any Subsidiary, or commence any proceeding (other than a proceeding for the voluntary liquidation and dissolution of a Subsidiary) relating to the Corporation or any Subsidiary under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation law of any jurisdiction; or, after any such petition or application is filed, or any such proceeding is commenced, against the Corporation or any Subsidiary, either (A) by any act of the Corporation or any Subsidiary indicate its approval thereof, consent thereto or acquiescence therein or (B) fail to seek to have such petition, application or proceeding dismissed;

     (x)  acquire or enter into, or permit any Subsidiary to acquire or enter into, any interest or Investment in any company or business (whether by a purchase of assets, purchase of stock, merger or otherwise), or any joint venture (including by issuing or selling any shares of the capital stock, or rights to acquire shares of the capital stock, of any Subsidiary to any Person other than the Corporation or a Wholly-Owned Subsidiary), involving an aggregate consideration (including, without limitation, the assumption of liabilities, whether direct or indirect) exceeding $5,000,000 in any twelve-month period;

     (xi)  enter into, or permit any Subsidiary to enter into, the ownership, active management or operation of any business other than any business of the Corporation as currently conducted or initiate any material new business initiatives;

     (xii)  create, incur, assume or suffer to exist, or permit any Subsidiary to create, incur, assume or suffer to exist, Indebtedness exceeding an aggregate principal amount of [$_,000,000] outstanding at any time on a consolidated basis or redeem, retire, repurchase, settle or repay any Indebtedness other than as required by the terms of such Indebtedness;

     (xiii)  [except for [existing debt documents] (as in effect on the date hereof),] become subject to, or permit any of its Subsidiaries to become subject to, (including, without limitation, by way of amendment to or modification of) any agreement or instrument which by its terms would (under any circumstances) restrict (a) the right of any Subsidiary to make loans or advances or pay dividends to, transfer property to, or repay any indebtedness owed to, the Corporation or another Subsidiary or (b) the Corporation’s right to perform the provisions of this Certificate of Designation or the Corporation’s bylaws (including, without limitation, provisions relating to the declaration and payment of dividends on and the making of redemptions of the Series A Preferred and conversions of the Series A Preferred);

     (xiv)  increase the number of authorized shares of any series of preferred stock or alter, change or otherwise affect or impair the rights, preferences or powers or the relative preferences and priorities of the holders of any series of preferred stock;

     (xv)  make any amendment to the Certificate of Incorporation, this Certificate of Designation or the Corporation’s bylaws (other than as required by law);

     (xvi)  increase the authorized size of its board of directors above [     ] members;

     (xvii)  except (A) as duly approved by a majority of the uninterested directors on the Board or a duly authorized committee thereof, (B) for customary employment arrangements and benefit programs on reasonable terms and (C) as otherwise expressly contemplated by the Purchase Agreement, enter into, amend, modify or supplement, or permit any Subsidiary to enter into, amend, modify or supplement, any agreement, transaction, commitment or arrangement with any of its or any Subsidiary’s officers, directors, employees or Affiliates or with any individual related by blood, marriage or adoption to any such individual or with any entity in which any such Person or individual owns a beneficial interest;

     (xviii)  hire or terminate any member of the Corporation’s senior management team, including, without limitation, the Corporation’s chief executive officer, chief financial officer, chief operating officer, chief technology officer, general counsel or any senior vice president, or increase any compensation (including salary, bonuses and other forms of current and deferred compensation) payable to any such member of the senior management team of the Corporation;

     (xix)  amend or modify any stock option plan or employee stock ownership plan as in existence as of the Closing, adopt any new stock option plan or employee stock ownership plan or issue any shares of Common Stock to its or its Subsidiaries’ employees other than pursuant to the Corporation’s existing stock option and employee stock ownership plans;

     (xx)  adopt or amend any anti-takeover protections (including, without limitation, any agreement in which the payment of money is or could be triggered by a change of control or any shareholder rights plan or poison pill plan or similar arrangement relating to accumulations of beneficial ownership of the Company’s capital stock or a change in control of the Company);

     (xxi)  file any material litigation or initiate any material arbitration or mediation or settle any material litigation, arbitration, mediation or other dispute;

     (xxii)  adopt or make material changes to the Corporation’s annual budget or make any material expenditures except as explicitly contemplated by the Corporation’s annual budget;

     (xxiii)  retain or otherwise employ the services of any investment banker or other financial advisor, other than Credit Suisse First Boston Corporation, Goldman Sachs & Co., Lehman Brothers, Merrill Lynch, Morgan Stanley, Robert W. Baird & Co., Inc., Salomon Smith Barney Inc., Sun Trust Robinson Humphrey or Wachovia Securities; or

     (xxiv)  commit or agree to do any of the foregoing.

     Section 5. Conversion.

     5A. Conversion Procedure.

     (i)  At any time and from time to time, any holder of Series A Preferred may convert all or any portion of the Series A Preferred (including any fraction of a Share) held by such holder into a number of shares of Conversion Stock computed by multiplying the number of Shares to be converted by $1,000 and dividing the result by the Conversion Price then in effect.

     (ii)  Except as otherwise provided herein, each conversion of Series A Preferred shall be deemed to have been effected as of the close of business on the date on which the certificate or certificates representing the Series A Preferred to be converted have been surrendered for conversion at the principal office of the Corporation. At the time any such conversion has been effected, the rights of the holder of the Shares converted as a holder of Series A Preferred shall cease and the Person or Persons in whose name or names any certificate or certificates for shares of Conversion Stock are to be issued upon such conversion shall be deemed to have become the holder or holders of record of the shares of Conversion Stock represented thereby.

     (iii)  The conversion rights of any Share subject to redemption hereunder shall terminate on the Redemption Date for such Share unless the Corporation has failed to pay to the holder thereof the applicable Redemption Price for such Share.

     (iv)  Notwithstanding any other provision hereof, if a conversion of Series A Preferred is to be made in connection with a Change in Ownership, a Fundamental Change or other transaction affecting the Corporation, the conversion of any Shares of Series A Preferred may, at the election of the holder thereof, be conditioned upon the consummation of such transaction, in which case such conversion shall not be deemed to be effective until such transaction has been consummated.

     (v)  As soon as possible after a conversion has been effected (but in any event within three business days in the case of Section 5A(v)(a) below), the Corporation shall deliver to the converting holder:

(a) a certificate or certificates representing the number of shares of Conversion Stock issuable by reason of such conversion in such name or names and such denomination or denominations as the converting holder has specified;

(b) payment in an amount equal to all accrued dividends with respect to each Share converted which have not been paid prior thereto; and

(c) a certificate representing any Shares which were represented by the certificate or certificates delivered to the Corporation in connection with such conversion but which were not converted.

     (vi)  The Corporation shall declare the payment of all dividends payable under Section 5A(v)(b) above. If the Corporation is not permitted under applicable law to pay any portion of the accrued and unpaid dividends on the Series A Preferred being converted, the Corporation shall pay such dividends to the converting holder as soon thereafter as funds of the Corporation are legally available for such payment. At the request of any such converting holder, the Corporation shall provide such holder with written evidence of its obligation to such holder.

     (vii)  The issuance of certificates for shares of Conversion Stock upon conversion of Series A Preferred shall be made without charge to the holders of such Series A Preferred for any issuance tax in respect thereof or other cost incurred by the Corporation in connection with such conversion and the related issuance of shares of Conversion Stock. Upon conversion of each Share, the Corporation shall take all such actions as are necessary in order to insure that the Conversion Stock issuable with respect to such conversion shall be validly issued, fully paid and nonassessable, free and clear of all taxes, liens, charges and encumbrances with respect to the issuance thereof.

     (viii)  The Corporation shall not close its books against the transfer of Series A Preferred or of Conversion Stock issued or issuable upon conversion of Series A Preferred in any manner which interferes with the timely conversion of Series A Preferred. The Corporation shall assist and cooperate with any holder of Shares required to make any governmental filings or obtain any governmental approval prior to or in connection with any conversion of Shares hereunder (including, without limitation, making any filings required to be made by the Corporation).

     (ix) The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Conversion Stock, solely for the purpose of issuance upon the conversion of the Series A Preferred, such number of shares of Conversion Stock issuable upon the conversion of all outstanding Series A Preferred. All shares of Conversion Stock which are so issuable shall, when issued, be duly and validly issued, fully paid and nonassessable and free from all taxes, liens and charges. The Corporation shall take all such actions as may be necessary to assure that all such shares of Conversion Stock may be so issued without violation of any applicable law or governmental regulation or any requirements of any domestic securities exchange upon which shares of Conversion Stock may be listed (except for official notice of issuance which shall be immediately delivered by the Corporation upon each such issuance). The Corporation shall not take any action which would cause the number of authorized but unissued shares of Conversion Stock to be less than the number of such shares required to be reserved hereunder for issuance upon conversion of the Series A Preferred.

     5B. Conversion Price.

     (i)  The initial Conversion Price shall be $[5.44]. In order to prevent dilution of the conversion rights granted under this Section 5, the Conversion Price shall be subject to adjustment from time to time pursuant to this Section 5B, Section 5D and Section 5E.

     (ii)  If and whenever the Corporation issues or sells, or in accordance with Section 5C is deemed to have issued or sold, any shares of its Common Stock for a consideration per share less than the Conversion Price in effect immediately prior to the time of such issue or sale, then immediately upon such issue or sale or deemed issue or sale the Conversion Price shall be reduced to the Conversion Price determined by dividing (a) the sum of (1) the product derived by multiplying the Conversion Price in effect immediately prior to such issue or sale by the number of shares of Common Stock Deemed Outstanding immediately prior to such issue or sale, plus (2) the consideration, if any, received by the Corporation upon such issue or sale, by (b) the number of shares of Common Stock Deemed Outstanding immediately after such issue or sale.

     (iii)  Notwithstanding the foregoing, there shall be no adjustment to the Conversion Price hereunder with respect to (A) issuances of up to an aggregate of 6,500,000 shares of Common Stock (or of securities exchangeable or exercisable for or convertible into Common Stock) (including the issuance of Common Stock upon the exercise of Options outstanding as of March 5, 2003) to officers, directors or employees of the Corporation and its Subsidiaries pursuant to employee benefit plans approved by the Corporation’s Board of Directors (as such number of shares is proportionately adjusted for subsequent stock splits, combinations and dividends affecting the Common Stock and as such number includes all such stock options and purchase rights outstanding as of March 5, 2003), (B) issuances of Common Stock (or of securities exchangeable or exercisable for or convertible into Common Stock) in connection with acquisitions approved by the Corporation’s Board of Directors, or (C) issuances of Common Stock (or of securities exchangeable or exercisable for or convertible into Common Stock) upon the conversion of any Convertible Securities (including the Series A Preferred).

     5C. Effect on Conversion Price of Certain Events. For purposes of determining the adjusted Conversion Price under Section 5B, the following shall be applicable:

     (i)  Issuance of Rights or Options. If the Corporation in any manner grants or sells any Options and the price per share for which Common Stock is issuable upon the exercise of such Options, or upon conversion or exchange of any Convertible Securities issuable upon exercise of such Options, is less than the Conversion Price in effect immediately prior to the time of the granting or sale of such Options, then the total maximum number of shares of Common Stock issuable upon the exercise of such Options or upon conversion or exchange of the total maximum amount of such Convertible Securities issuable upon the exercise of such Options shall be deemed to be outstanding and to have been issued and sold by the Corporation at the time of the granting or sale of such Options for such price per share. For purposes of this Section 5C(i), the “price per share for which Common Stock is issuable” shall be determined by dividing (A) the total amount, if any, received or receivable by the Corporation as consideration for the granting or sale of such Options, plus the minimum aggregate amount of additional consideration payable to the Corporation upon exercise of all such Options, plus in the case of such Options which relate to Convertible Securities, the minimum aggregate amount of additional consideration, if any, payable to the Corporation upon the issuance or sale of such Convertible Securities and the conversion or exchange thereof, by (B) the total maximum number of shares of Common Stock issuable upon the exercise of such Options or upon the conversion or exchange of all such Convertible Securities issuable upon the exercise of such Options. No further adjustment of the Conversion Price shall be made when Convertible Securities are actually issued upon the exercise of such Options or when Common Stock is actually issued upon the exercise of such Options or the conversion or exchange of such Convertible Securities.

     (ii)  Issuance of Convertible Securities. If the Corporation in any manner issues or sells any Convertible Securities and the price per share for which Common Stock is issuable upon conversion or exchange thereof is less than the Conversion Price in effect immediately prior to the time of such issue or sale, then the maximum number of shares of Common Stock issuable upon conversion or exchange of such Convertible Securities shall be deemed to be outstanding and to have been issued and sold by the Corporation at the time of the issuance or sale of such Convertible Securities for such price per share. For the purposes of this Section 5C(ii), the “price per share for which Common Stock is issuable” shall be determined by dividing (A) the total amount received or receivable by the Corporation as consideration for the issue or sale of such Convertible Securities, plus the minimum aggregate amount of additional consideration, if any, payable to the Corporation upon the conversion or exchange thereof, by (B) the total maximum number of shares of Common Stock issuable upon the conversion or exchange of all such Convertible Securities. No further adjustment of the Conversion Price shall be made when Common Stock is actually issued upon the conversion or exchange of such Convertible Securities, and if any such issue or sale of such Convertible Securities is made upon exercise of any Options for which adjustments of the Conversion Price had been or are to be made pursuant to other provisions of this Section 5, no further adjustment of the Conversion Price shall be made by reason of such issue or sale.

     (iii) Change in Option Price or Conversion Rate. If the purchase price provided for in any Options, the additional consideration, if any, payable upon the conversion or exchange of any Convertible Securities or the rate at which any Convertible Securities are convertible into or exchangeable for Common Stock changes at any time, the Conversion Price in effect at the time of such change shall be immediately adjusted to the Conversion Price which would have been in effect at such time had such Options or Convertible Securities still outstanding provided for such changed purchase price, additional consideration or conversion rate, as the case may be, at the time initially granted, issued or sold; provided that if such adjustment would result in an increase of the Conversion Price then in effect, such adjustment shall not be effective until 30 days after written notice thereof has been given by the Corporation to all holders of the Series A Preferred. For purposes of Section 5C, if the terms of any Option or Convertible Security which was outstanding as of the date of issuance of the Series A Preferred are changed in the manner described in the immediately preceding sentence, then such Option or Convertible Security and the Common Stock deemed issuable upon exercise, conversion or exchange thereof shall be deemed to have been issued as of the date of such change; provided that no such change shall at any time cause the Conversion Price hereunder to be increased.

     (iv)  Treatment of Expired Options and Unexercised Convertible Securities. Upon the expiration of any Option or the termination of any right to convert or exchange any Convertible Security without the exercise of any such Option or right, the Conversion Price then in effect hereunder shall be adjusted immediately to the Conversion Price which would have been in effect at the time of such expiration or termination had such Option or Convertible Security, to the extent outstanding immediately prior to such expiration or termination, never been issued; provided that if such expiration or termination would result in an increase in the Conversion Price then in effect, such increase shall not be effective until 30 days after written notice thereof has been given to all holders of the Series A Preferred. For purposes of Section 5C, the expiration or termination of any Option or Convertible Security which was outstanding as of the date of issuance of the Series A Preferred shall not cause the Conversion Price hereunder to be adjusted unless, and only to the extent that, a change in the terms of such Option or Convertible Security caused it to be deemed to have been issued after the date of issuance of the Series A Preferred.

     (v)  Calculation of Consideration Received. If any Common Stock, Option or Convertible Security is issued or sold or deemed to have been issued or sold for cash, the consideration received therefor shall be deemed to be the amount received by the Corporation therefor (net of discounts, commissions and related expenses). If any Common Stock, Option or Convertible Security is issued or sold for a consideration other than cash, the amount of the consideration other than cash received by the Corporation shall be the fair value of such consideration, except where such consideration consists of securities, in which case the amount of consideration received by the Corporation shall be the Market Price thereof as of the date of receipt. If any Common Stock, Option or Convertible Security is issued to the owners of the non-surviving entity in connection with any merger in which the Corporation is the surviving corporation, the amount of consideration therefor shall be deemed to be the fair value of such portion of the net assets and business of the non-surviving entity as is attributable to such Common Stock, Option or Convertible Security, as the case may be. The fair value of any consideration other than cash and securities shall be determined jointly by the Corporation and the Majority Holders. If such parties are unable to reach agreement within a reasonable period of time, the fair value of such consideration shall be determined by an independent appraiser experienced in valuing such type of consideration jointly selected by the Corporation and the Majority Holders. The determination of such appraiser shall be final and binding upon the parties and the fees and expenses of such appraiser shall be borne by the Corporation.

     (vi)  Integrated Transactions. In case any Option is issued in connection with the issue or sale of other securities of the Corporation, together comprising one integrated transaction in which no specific consideration is allocated to such Option by the parties thereto, the Option shall be deemed to have been issued for a consideration of $.01.

     (vii)  Treasury Shares. The number of shares of Common Stock outstanding at any given time shall not include shares owned or held by or for the account of the Corporation or any Subsidiary, and the disposition of any shares so owned or held shall be considered an issue or sale of Common Stock.

     (viii)  Record Date. If the Corporation takes a record of the holders of Common Stock for the purpose of entitling them (a) to receive a dividend or other distribution payable in

Common Stock, Options or in Convertible Securities or (b) to subscribe for or purchase Common Stock, Options or Convertible Securities, then such record date shall be deemed to be the date of the issue or sale of the shares of Common Stock deemed to have been issued or sold upon the declaration of such dividend or upon the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be.

     5D. Subdivision or Combination of Common Stock. If the Corporation at any time subdivides (by any stock split, stock dividend, recapitalization or otherwise) one or more classes of its outstanding shares of Common Stock into a greater number of shares, the Conversion Price in effect immediately prior to such subdivision shall be proportionately reduced, and if the Corporation at any time combines (by reverse stock split or otherwise) one or more classes of its outstanding shares of Common Stock into a smaller number of shares, the Conversion Price in effect immediately prior to such combination shall be proportionately increased.

     5E. Reorganization, Reclassification, Consolidation, Merger or Sale. Any recapitalization, reorganization, reclassification, consolidation, merger, sale of all or substantially all of the Corporation’s assets or other transaction, in each case which is effected in such a manner that the holders of Common Stock are entitled to receive (either directly or upon subsequent liquidation) stock, securities or assets with respect to or in exchange for Common Stock, is referred to herein as an “Organic Change.” Prior to the consummation of any Organic Change, the Corporation shall make appropriate provisions (in form and substance satisfactory to the Majority Holders) to insure that the Series A Preferred shall not be cancelled or retired as a result of such Organic Change and each of the holders of the Series A Preferred shall thereafter have the right to acquire and receive, in lieu of or in addition to (as the case may be) the shares of Conversion Stock immediately theretofore acquirable and receivable upon the conversion of such holder’s Series A Preferred, such shares of stock, securities or assets as such holder would have received in connection with such Organic Change if such holder had converted its Series A Preferred immediately prior to such Organic Change. In each such case, the Corporation shall also make appropriate provisions (in form and substance satisfactory to the Majority Holders) to insure that the provisions of this Section 5 and Section 6 hereof shall thereafter be applicable to the Series A Preferred (including, in the case of any such consolidation, merger or sale in which the successor entity or purchasing entity is other than the Corporation, an immediate adjustment of the Conversion Price, and a corresponding immediate adjustment in the number of shares of Conversion Stock acquirable and receivable upon conversion of Series A Preferred, if the value so reflected is less than the Conversion Price determined as of the date of such consolidation, merger or sale). The Corporation shall not effect any such consolidation, merger or sale, unless prior to the consummation thereof, the successor entity (if other than the Corporation) resulting from consolidation or merger or the entity purchasing such assets assumes by written instrument (in form and substance satisfactory to the Majority Holders), the obligation to deliver to each such holder such shares of stock, securities or assets as, in accordance with the foregoing provisions, such holder may be entitled to acquire.

     5F. Certain Events. If any event occurs of the type contemplated by the provisions of this Section 5 but not expressly provided for by such provisions (including, without limitation, the granting of stock appreciation rights, phantom stock rights or other rights with equity features), then the Corporation’s Board of Directors shall make an appropriate adjustment in the Conversion Price so as to protect the rights of the holders of Series A Preferred; provided that no such adjustment shall increase the Conversion Price as otherwise determined pursuant to this Section 5 or decrease the number of shares of Conversion Stock issuable upon conversion of each Share of Series A Preferred.

     5G. Notices.

     (i)  Immediately upon any adjustment of the Conversion Price, the Corporation shall give written notice thereof to all holders of Series A Preferred, setting forth in reasonable detail and certifying the calculation of such adjustment.

     (ii)  The Corporation shall give written notice to all holders of Series A Preferred at least 20 days prior to the date on which the Corporation closes its books or takes a record (a) with respect to any dividend or distribution upon Common Stock, (b) with respect to any pro rata subscription offer to holders of Common Stock or (c) for determining rights to vote with respect to any Organic Change, dissolution or liquidation.

     (iii)  The Corporation shall also give written notice to the holders of Series A Preferred at least 20 days prior to the date on which any Organic Change shall take place.

     5H. No Avoidance. If the Corporation shall enter into any transaction for the purpose of avoiding the application of the provisions of this Section 5, the benefits of such provisions shall nevertheless apply and be preserved.

     Section 6. Purchase Rights.

     If at any time the Corporation grants, issues or sells any Options, Convertible Securities or rights to purchase stock, warrants, securities or other property pro rata to the record holders of any class of Common Stock (the “Purchase Rights”), then each holder of Series A Preferred shall be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which such holder could have acquired if such holder had held the number of shares of Conversion Stock acquirable upon conversion of such holder’s Series A Preferred immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or if no such record is taken, the date as of which the record holders of Common Stock are to be determined for the grant, issue or sale of such Purchase Rights.

     If the [Distribution Date] (as defined in the [Rights] Agreement) occurs, the Corporation shall issue to each holder of Series A Preferred a number of rights (“New Rights”) equal to the number of Rights such holder would have held if such holder had held the number of shares of Conversion Stock acquirable upon conversion of such holder’s Series A Preferred immediately prior to the Distribution Date. The New Rights shall be substantially similar to the Rights; provided that such New Rights shall provide for the issuance, at the request of any holder of New Rights, of non-voting securities (except as otherwise required by law) which are otherwise identical to any voting securities issuable upon exercise of the Rights and which non-

voting securities are convertible into voting securities on the same terms as the Class B Common Stock is convertible into Series A Common Stock.1

     Section 7. Events of Noncompliance.

     7A. Definition. An “Event of Noncompliance” shall have occurred if:

     (i)  the Corporation fails to pay on any two consecutive Dividend Payment Dates the full amount of dividends then accrued on the Series A Preferred, whether or not such payment is legally permissible or is prohibited by any agreement to which the Corporation is subject;

     (ii)  the Corporation fails to make any redemption payment with respect to the Series A Preferred which it is required to make hereunder, whether or not such payment is legally permissible or is prohibited by any agreement to which the Corporation is subject;

     (iii)  the Corporation materially breaches or otherwise materially fails to perform or observe any other covenant or agreement set forth herein or in the Purchase Agreement and such breach or failure continues for a period of 30 days;

     (iv)  any representation or warranty contained in the Purchase Agreement or required to be furnished to any holder of Series A Preferred pursuant to the Purchase Agreement, or any information contained in writing furnished by the Corporation or any Subsidiary to any holder of Series A Preferred, is false or misleading in any material respect on the date made or furnished;

     (v)  the Corporation or any Subsidiary makes an assignment for the benefit of creditors or admits in writing its inability to pay its debts generally as they become due; or an order, judgment or decree is entered adjudicating the Corporation or any Subsidiary bankrupt or insolvent; or any order for relief with respect to the Corporation or any Subsidiary is entered under the Federal Bankruptcy Code; or the Corporation or any Subsidiary petitions or applies to any tribunal for the appointment of a custodian, trustee, receiver or liquidator of the Corporation or any Subsidiary or of any substantial part of the assets of the Corporation or any Subsidiary, or commences any proceeding (other than a proceeding for the voluntary liquidation and dissolution of a Subsidiary) relating to the Corporation or any Subsidiary under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation law of any jurisdiction; or any such petition or application is filed, or any such proceeding is commenced, against the Corporation or any Subsidiary and either (a) the Corporation or any such Subsidiary by any act indicates its approval thereof, consent thereto or acquiescence therein or (b) such petition, application or proceeding is not dismissed within 60 days;

     (vi)  a judgment in excess of $2,000,000 is rendered against the Corporation or any Subsidiary and, within 60 days after entry thereof, such judgment is not discharged or execution thereof stayed pending appeal, or within 60 days after the expiration of any such stay, such judgment is not discharged; or

1	Terms to be conformed to the Corporation’s “poison pill” rights plan.

     (vii)  the Corporation or any Subsidiary defaults in the performance of any obligation or agreement if the effect of such default is to cause an amount exceeding $2,000,000 to become due prior to its stated maturity or to permit the holder or holders of any obligation to cause an amount exceeding $2,000,000 to become due prior to its stated maturity.

     7B. Consequences of Events of Noncompliance.2

     (i)  If an Event of Noncompliance has occurred and is continuing, the dividend rate on the Series A Preferred shall increase immediately by an increment of two percentage points. Thereafter, until such time as no Event of Noncompliance exists, the dividend rate shall increase automatically at the end of each succeeding 90-day period by an additional increment of two percentage point(s) (but in no event shall the dividend rate exceed [     %]). Any increase of the dividend rate resulting from the operation of this Section 8B(i) shall terminate as of the close of business on the date on which no Event of Noncompliance exists, subject to subsequent increases pursuant to this Section 8B(i).

     (ii)  If an Event of Noncompliance other than an Event of Noncompliance of the type described in Section 8A(v) has occurred and is continuing, the Majority Holders may demand (by written notice delivered to the Corporation) immediate redemption of all or any portion of the Series A Preferred owned by such holder or holders at a price per Share equal to the greater of (a) the Cash Redemption Price and (b) with respect to any redemption demanded hereunder prior to May [     ], 2008, the Premium Redemption Price. The Corporation shall give prompt written notice of such election to the other holders of Series A Preferred (but in any event within five days after receipt of the initial demand for redemption), and each such other holder may demand immediate redemption of all or any portion of such holder’s Series A Preferred by giving written notice thereof to the Corporation within seven days after receipt of the Corporation’s notice. The Corporation shall redeem all Series A Preferred as to which rights under this Section 8B(ii) have been exercised within 15 days after receipt of the initial demand for redemption.

     (iii)  If an Event of Noncompliance of the type described in Section 8A(v) has occurred, all of the Series A Preferred then outstanding shall be subject to immediate redemption by the Corporation (without any action on the part of the holders of the Series A Preferred) at a price per Share equal to the greater of (a) the Cash Redemption Price and (b) with respect to any redemption demanded hereunder prior to May [     ], 2008, the Premium Redemption Price. The Corporation shall immediately redeem all Series A Preferred upon the occurrence of such Event of Noncompliance.

     (iv)  If any Event of Noncompliance has occurred and is continuing, then each Series A Director shall be entitled (in accordance with the provisions of Section 607.0804 of the Florida Business Corporation Act) to a number of votes on the Board of Directors with respect to any matter equal to a number such that, when combined with the votes of each other Series A Director, the Series A Directors possess a majority of the votes on the Board of Directors. Such entitlement to a greater number of votes shall continue until such time as there is no longer any

2	Frontenac is considering additional consequences of Events of Noncompliance such as a down-ward adjustments in the Conversion Price if Events of Noncompliance continue for a substantial period of time.

Event of Noncompliance in existence, at which time such special right shall terminate subject to revesting upon the occurrence and continuation of any Event of Noncompliance which gives rise to such special right hereunder.

     (v)  If any Event of Noncompliance exists, each holder of Series A Preferred shall also have any other rights which such holder is entitled to under any contract or agreement at any time and any other rights which such holder may have pursuant to applicable law.

     Section 8. Registration of Transfer.

     The Corporation shall keep at its principal office a register for the registration of Series A Preferred. Upon the surrender of any certificate representing Series A Preferred at such place, the Corporation shall, at the request of the record holder of such certificate, execute and deliver (at the Corporation’s expense) a new certificate or certificates in exchange therefor representing in the aggregate the number of Shares represented by the surrendered certificate. Each such new certificate shall be registered in such name and shall represent such number of Shares as is requested by the holder of the surrendered certificate and shall be substantially identical in form to the surrendered certificate, and dividends shall accrue on the Series A Preferred represented by such new certificate from the date to which dividends have been fully paid on such Series A Preferred represented by the surrendered certificate.

     Section 9. Replacement.

     Upon receipt of evidence reasonably satisfactory to the Corporation (an affidavit of the registered holder shall be satisfactory) of the ownership and the loss, theft, destruction or mutilation of any certificate evidencing Shares of Series A Preferred, and in the case of any such loss, theft or destruction, upon receipt of indemnity reasonably satisfactory to the Corporation (provided that if the holder is a financial institution or other institutional investor its own agreement shall be satisfactory), or, in the case of any such mutilation upon surrender of such certificate, the Corporation shall (at its expense) execute and deliver in lieu of such certificate a new certificate of like kind representing the number of Shares of such class represented by such lost, stolen, destroyed or mutilated certificate and dated the date of such lost, stolen, destroyed or mutilated certificate, and dividends shall accrue on the Series A Preferred represented by such new certificate from the date to which dividends have been fully paid on such lost, stolen, destroyed or mutilated certificate.

     Section 10. Amendment and Waiver.

     No amendment, modification or waiver shall be binding or effective with respect to any provision of Sections 1 to 12 hereof without the prior written consent of the Majority Holders as of the time such action is taken; provided that if any such amendment, modification or waiver is to a provision in this Certificate of Designation that requires a specific vote to take an action thereunder or to take an action with respect to the matters described therein, such amendment, modification or waiver shall not be effective unless such vote is obtained with respect to such amendment, modification or waiver; and provided further that no change in the terms hereof may be accomplished by merger or consolidation of the Corporation with another corporation or entity unless the Corporation has obtained the prior written consent of the holders of the applicable percentage of the Series A Preferred then outstanding. No other course of dealing between the Corporation and the holder of any Series A Preferred or any delay in exercising any rights hereunder shall operate as a waiver of any rights of any such holders. For purposes of this Certificate of Designation, Series A Preferred held by the Corporation or any Subsidiaries shall not be deemed to be outstanding.

     Section 11. Notices.

     All notices, demands or other communications to be given or delivered under or by reason of the provisions of this Certificate of Designation shall be in writing and shall be deemed to have been given when delivered personally to the recipient, telecopied to the recipient (with hard copy sent by overnight courier in the manner provided hereunder) if sent prior to 4:00 p.m. Chicago time on a business day (and otherwise, on the immediately succeeding business day), one business day after being sent to the recipient by reputable overnight courier service (charges prepaid) or three business days after being mailed to the recipient by certified or registered mail, return receipt requested and postage prepaid. Such notices, demands and other communications shall be sent (i) to the Corporation, at its principal executive offices and (ii) to any stockholder, at such holder’s address as it appears in the stock records of the Corporation (unless otherwise indicated by any such holder).

     Section 12. Definitions.

     “25% IRR Amount” means cash in amount sufficient to provide a holder of a Share of Series A Preferred, when taken together with the Liquidation Value plus accrued and unpaid dividends thereon and any additional Cash Outflows received by such holder in respect of such Share, with a 25% IRR.

     “Affiliate” of any particular Person means (i) any other Person controlling, controlled by or under common control with such particular Person, where “control” means the possession, directly or indirectly, of the power to direct the management and policies of a Person whether through the ownership of voting securities, by contract or otherwise, and (ii) if such Person is a partnership or limited liability company, any partner or member thereof.

     “Cash Redemption Price” of any Share as of any date of determination means the greater of (a) the Liquidation Value thereof plus all accrued and unpaid dividends thereon and (b) the sum of (i) the Fair Market Value of the Conversion Stock issuable upon conversion of such Share of Series A Preferred (which, in the case of a redemption in connection with a Change in Ownership or Fundamental Change, shall be the Fair Market Value of the total consideration that the holder of the Share of Series A Preferred to be redeemed would have received in connection with such Change in Ownership or Fundamental Change had such holder converted such Share into Conversion Stock immediately prior to such Change in Ownership or Fundamental Change) plus (ii) accrued and unpaid dividends on such Share; provided that with respect to any redemption in connection with a Change in Ownership or Fundamental Change to take place on or before May [31], 2004, the Cash Redemption Price shall in no event be less than 125% of the sum of the Liquidation Value of such Share plus all accrued and unpaid dividends thereon.

     “Change in Ownership” means any transaction or event (including, without limitation, any sale, transfer or issuance or series of sales, transfers and/or issuances of Common Stock by the Corporation or any holders thereof) which results in any Person or group of Persons (as the term “group” is used under the Securities Exchange Act of 1934, as amended), other than the holders of Series A Preferred as of the date of the Purchase Agreement, owning (including “beneficial ownership,” as that term is used under the Securities Exchange Act of 1934, as amended) more than [25%] of the Common Stock outstanding at the time of such transaction or event, or of capital stock of the Corporation possessing the voting power (under ordinary circumstances) to elect a majority of the Corporation’s Board of Directors.

     “Common Stock” means, collectively, the Corporation’s Common Stock, par value $.01 per share, and any capital stock of any class of the Corporation hereafter authorized which is not limited to a fixed sum or percentage of par or stated value in respect to the rights of the holders thereof to participate in dividends or in the distribution of assets upon any Liquidation Event.

     “Common Stock Deemed Outstanding” means, at any given time, the number of shares of Common Stock actually outstanding at such time, plus the number of shares of Common Stock deemed to be outstanding pursuant to Sections 5C(i) and 5C(ii) hereof whether or not the Options or Convertible Securities are actually exercisable at such time, but excluding any shares of Common Stock issuable upon conversion of the Series A Preferred.

     “Conversion Stock” means shares of the Corporation’s Common Stock, par value $.01 per share; provided that if there is a change such that the securities issuable upon conversion of the Series A Preferred are issued by an entity other than the Corporation or there is a change in the type or class of securities so issuable, then the term “Conversion Stock” shall mean one share of the security issuable upon conversion of the Series A Preferred if such security is issuable in shares, or shall mean the smallest unit in which such security is issuable if such security is not issuable in shares.

     “Convertible Securities” means any stock or securities directly or indirectly convertible into or exchangeable for Common Stock.

     “Fair Market Value” means (a) with respect to cash, the amount thereof, (b) with respect to securities, their Market Price and (c) with respect to any consideration other than cash or securities, its fair value determined jointly by the Corporation’s Board of Directors and the Majority Holders. If such parties are unable to reach agreement within a reasonable period of time, such fair value shall be determined by an independent appraiser experienced in valuing securities jointly selected by the Corporation and the Majority Holders. The determination of such appraiser shall be final and binding upon the parties, and the Corporation shall pay the fees and expenses of such appraiser.

     “Fundamental Change” means (a) any sale or transfer of more than 50% of the assets of the Corporation and its Subsidiaries on a consolidated basis (measured by Fair Market Value) in any transaction or series of transactions, or (b) any merger or consolidation to which the Corporation is a party or any recapitalization, reorganization or reclassification of the Corporation or its capital stock, except for a merger, recapitalization, reorganization or reclassification in which the Corporation is the surviving corporation, the terms of the Series A Preferred are not changed and the Series A Preferred is not exchanged for cash, securities or other property, and after giving effect to such merger, recapitalization, reorganization or reclassification, the holders of the Corporation’s outstanding capital stock immediately prior to the merger shall continue to own the Corporation’s outstanding capital stock possessing the voting power (under ordinary circumstances) to elect a majority of the Corporation’s Board of Directors and no Person or group of Persons (as the term “group” is used under the Securities Exchange Act of 1934), other than the holders of Series A Preferred as of the date of the Purchase Agreement, has “beneficial ownership” (as that term is used under the Securities Exchange Act of 1934, as amended) of more than [25%] of the outstanding Common Stock.

     “Investments” as applied to any Person means (i) any direct or indirect purchase or other acquisition by such Person of any notes, obligations, instruments, stock, securities or ownership interests (including partnership interests and joint venture interests) of any other Person and (ii) any capital contribution by such Person to any other Person.

     “IRR” means the annual interest rate (compounded annually) which, when used to calculate the net present value as of May [     ], 2003, of all Cash Inflows and all Cash Outflows (each as defined below) through the date of determination, causes such net amount to equal zero. “Cash Inflows” as used herein shall (i) subject to clause (ii) below, include all cash payments received by the holders of Series A Preferred with respect to or in exchange for the Series A Preferred, including, without duplication, all cash payments received by the holders of Series A Preferred with respect to the property described in the proviso of clause (ii) below; and (ii) include the Fair Market Value of distributions of property (e.g., shares of capital stock of the Corporation) received by holders of Series A Preferred with respect to or in exchange for the Series A Preferred; provided that, in the event that property is distributed subject to contingencies or restrictions that might affect is Fair Market Value (e.g., non-publicly traded stock, publicly traded stock subject to transfer restrictions or limitations or rights to receive property pursuant to earn outs or similar contingencies), the date on which such property is to be valued shall be the date such property is sold by holders of Series A Preferred (a) in an underwritten offering of securities or (b) to any Person who is not an Affiliate of the Corporation or such holder, and such date shall be the date the property is deemed received for computing the IRR. “Cash Outflows” as used herein shall include the sum of all cash payments or investments made by the holders of Series A Preferred to and in the Corporation with respect to such Series A Preferred. For purposes of the net present value calculation, each Cash Inflow and each Cash Outflow specified above shall be deemed to have been received or made on the first day of the month nearest to the actual date of such payment.

     “Junior Securities” means shares of any class or series of the Corporation’s capital stock or other equity securities which, in the reasonable discretion of the Majority Holders, are junior to the Series A Preferred in all respects with respect to preference and priority on dividends, redemptions, liquidations and otherwise.

     “Liquidation Value” of any Share as of any particular date shall be equal to $1,000.

     “Majority Holders” means the holders of a majority of the then outstanding Series A Preferred.

     “Market Price” of any security means the average, over a period of 15 days consisting of the day as of which “Market Price” is being determined and the 14 consecutive trading days prior to such day, of the closing prices of such security’s sales on the principal securities exchange on which such security may at the time be listed, or, if there has been no sales on such exchange on any day, the average of the highest bid and lowest asked prices on such exchange at the end of such day, or, if on any day such security is not so listed, the average of the representative bid and asked prices quoted in the Nasdaq National Market System as of 4:00 P.M., New York time, or, if on any day such security is not quoted in the Nasdaq National Market System, the average of the highest bid and lowest asked prices on such day in the domestic over-the-counter market as reported by the National Quotation Bureau, Incorporated, or any similar successor organization. If at any time such security is not listed on any securities exchange or quoted in the Nasdaq National Market System or the over-the-counter market, the “Market Price” shall be the fair value thereof determined jointly by the Corporation and the Majority Holders. If such parties are unable to reach agreement within a reasonable period of time, such fair value shall be determined by an independent appraiser experienced in valuing securities jointly selected by the Corporation and the Majority Holders. The determination of such appraiser shall be final and binding upon the parties, and the Corporation shall pay the fees and expenses of such appraiser.

     “Options” means any rights, warrants or options to subscribe for or purchase Common Stock or Convertible Securities.

     “Permitted Investments” means Investments having a stated maturity no greater than one year from the date the Corporation makes such Investment in (1) obligations of the United States government or any agency thereof or obligations guaranteed by the United States government, (2) certificates of deposit of commercial banks having combined capital and surplus of at least $50 million, (3) commercial paper with a rating of at least “Prime-1” by Moody’s Investors Service, Inc. or (4) [     ].

     “Person” means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

     “Premium Redemption Price” of any Share as of any date of determination means the sum of (i) the Liquidation Value thereof plus all accrued and unpaid dividends thereon plus (ii) a 25% IRR Amount.

     “Public Offering” means any offering by the Corporation of its capital stock or equity securities to the public pursuant to an effective registration statement under the Securities Act of 1933, as then in effect, or any comparable statement under any similar federal statute then in force.

     “Purchase Agreement” means the Preferred Stock Purchase Agreement, dated as of April [     ], 2003, by and among the Corporation and certain investors, as such agreement may from time to time be amended in accordance with its terms.

     “Redemption Date” as to any Share means the date specified in the notice of any redemption at the Corporation’s option or at the holder’s option or the applicable date specified herein in the case of any other redemption; provided that no such date shall be a Redemption Date unless the applicable Redemption Price is actually paid in full on such date, and if not so paid in full, the Redemption Date shall be the date on which such amount is fully paid.

     “Redemption Price” means the Cash Redemption Price or the Premium Redemption Price, as applicable.

     “Rights” means [to come].

     “Rights Plan” means [to come].

     “Subsidiary” means, with respect to any Person, any corporation, limited liability company, partnership, association or other business entity of which (i) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof, or (ii) if a limited liability company, partnership, association or other business entity, a majority of the partnership or other similar ownership interest thereof is at the time owned or controlled, directly or indirectly, by any Person or one or more Subsidiaries of that person or a combination thereof. For purposes hereof, a Person or Persons shall be deemed to have a majority ownership interest in a limited liability company, partnership, association or other business entity if such Person or Persons shall be allocated a majority of limited liability company, partnership, association or other business entity gains or losses or shall be or control the managing general partner of such limited liability company, partnership, association or other business entity. For purposes of this Certificate of Designation, if the context does not otherwise specify in respect of which Person the term “Subsidiary” is used, the term “Subsidiary” shall refer to a Subsidiary of the Corporation.

     “Wholly-Owned Subsidiary” means, with respect to any Person, a Subsidiary of which all of the outstanding capital stock or other ownership interests are owned by such Person or another Wholly-Owned Subsidiary of such Person.

EXHIBIT B

FORM OF PURCHASE AGREEMENT

[To be filed by amendment]

EXHIBIT C

FORM OF REGISTRATION RIGHTS AGREEMENT

[To be filed by amendment]

EXHIBIT D

GEVITY HR, INC.

COMPENSATION COMMITTEE CHARTER
(adopted November 22, 2002)

Authorization of the Compensation Committee

     The Board of Directors (the “Board”) of Gevity HR, Inc. (the “Company”) has established the Compensation Committee (the “Committee”) of the Board to carry out the duties and responsibilities assigned to the Committee by the Board and to comply with applicable securities laws and the rules and regulations of the Nasdaq Stock Market, Inc. (“Nasdaq”) or any other national securities exchange on which the Company’s common stock is listed (the “Applicable Exchange”).

Members of the Compensation Committee

     The Committee shall be comprised of at least three members of the Board who shall be appointed by the Board on the recommendation of the Nominating/Corporate Governance Committee of the Board. The chairperson of the Committee shall also be appointed by the Board.

     The members of the Committee shall also meet the following requirements:

     (i)  each member of the Committee must meet the independence requirements of the Applicable Exchange;

     (ii)  each member of the Committee shall be an “outside director” within the meaning of Section 162(m) of the Internal Revenue Code; and

     (iii)  each member of the Committee shall be a “Non-Employee Director” within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934.

Responsibilities of the Compensation Committee

     Scope of Responsibility

     The Committee shall assist the Board in: (1) establishing competitive strategies and compensation policies and programs for employees of the Company to provide incentives for delivery of value to the Company’s shareholders; (2) establishing competitive policies to attract, hire, motivate and retain senior executives, with the objective of aligning the total compensation of senior management with the business of the Company and the interests of the Company’s shareholders; (3) ensuring that the compensation policies of the Company are competitive and meet or exceed all legal and regulatory requirements and any other requirements imposed on the

Company by the Board; and (4) producing an annual report on executive compensation for inclusion in the Company’s proxy statement.

     The responsibilities of a member of the Committee are in addition to his or her responsibilities as a member of the Board. Each member of the Committee will be compensated separately for his or her service on the Committee.

     The Committee may engage external advisors and compensation consultants, to the extent determined appropriate by the Committee, to facilitate the performance of the functions of the Committee. All external advisors engaged by the Committee shall report directly to the members of the Committee. The Committee also has the authority to retain other experts to advise or assist it, including independent counsel, accountants, financial analysts or others, and may request reports from officers of the Company to assist the members of the Committee in performing their responsibilities.

     In addition to the matters set forth herein, the Committee will perform such other functions as required by law, the Company’s Articles of Incorporation or its Bylaws, or as requested by the Board.

     Responsibilities and Duties

     The Committee shall:

•	oversee the overall compensation strategies of the Company to ensure that all compensation arrangements comply with applicable law;

•	from time to time, survey the amount and types of executive compensation paid by comparable companies;

•	determine the compensation of the Chief Executive Officer and all other “officers”, as that term is defined in Section 16 of the Securities Exchange Act of 1934 and Rule 16a-1 thereunder (“Section 16 Officers”). In determining the compensation of the Chief Executive Officer, the Committee shall meet in executive session, and the Chief Executive Officer may not be present during the deliberations by or the vote of the members of the Committee with respect to his compensation. In determining the compensation of the other Section 16 Officers, the Chief Executive Officer may be present during the deliberations of the Committee but may not vote;

•	establish parameters for the compensation of the officers of the Company holding the title of Vice President or above (other than the Chief Executive Officer and other Section 16 Officers). The executive officers of the Company shall determine the compensation for such officers within the parameters set by the Committee;

•	perform annual reviews and approve corporate goals and objectives relevant to the compensation of the Section 16 Officers and such other officers, evaluating each such officer’s performance in light of those goals and objectives, and setting each such officer’s compensation levels or parameters, as applicable, based on this evaluation. In determining the long-term incentive component of the compensation of the Chief Executive Officer and other Section 16 Officers, the Committee will consider, among other relevant factors, the Company’s performance and relative shareholder return, the value of incentive awards to officers of comparable level at comparable companies, and the awards given to such officer in past years;

•	evaluate annually adherence by each Section 16 Officer or other officer to the Code of Business Conduct and Ethics and take such evaluation into account in determining such officer’s compensation levels;

•	evaluate annually adherence by each officer subject to the Code of Ethics for Senior Financial Officers and take such evaluation into account in determining such officer’s compensation levels or parameters as applicable;

•	review and reassess annually the compensation paid to members of the Board for their service on the Board and on committees of the Board and recommend any changes to the Board;

•	authorize all stock option and other equity based awards to employees under the Company’s stock option and equity incentive plans;

•	with respect to the Company’s Annual Incentive Compensation Plan for Executive Officers:

—	establish performance goals and objectives from among those performance goals and objectives that have been approved by the Company’s shareholders for such purposes, for “covered employees” (as that term is defined in the regulations with respect to Section 162(m) of the Internal Revenue Code) within the first ninety (90) days of each fiscal year of the Company;

—	establish bonus opportunity levels for each “covered employee” under the Company’s annual incentive bonus plans;

—	determine and certify at the end of each fiscal year of the Company whether the Company has obtained such performance goals and objectives;

—	determine if the “covered employees” are to receive the incentive bonus compensation based on the performance of the Company relative to such performance goals and objectives, or such lesser amounts as the Committee determines under the terms of the Company’s Annual Incentive Compensation Plan for Executive Officers; and

•	prepare the Committee’s annual report for inclusion in the Company’s proxy statement.

     In the administration of the Company’s equity incentive plan(s), it may be necessary that the Committee, pursuant to authority delegated by the Board:

•	grant stock options, stock awards or other equity-based incentives to individuals eligible for such grants in accordance with procedures and guidelines as may be established by the Board; and

•	amend such stock options or stock awards.

     The Committee shall also make recommendations to the Board with respect to amendments to the Company’s stock option or equity incentive plans and changes in the number of shares reserved for issuance thereunder.

Meetings of the Committee

     The Committee shall meet at least twice in each year and otherwise as may from time to time be deemed necessary by the chairperson of the Committee.

     Meetings may be held in person or by telephonic means at the discretion of the chairperson of the Committee. No Committee member may vote on any matter in which he or she, directly or indirectly, has a material interest.

Compensation Committee Formalities and Charter

     The Compensation Committee shall:

•	review and reassess annually the adequacy of this Compensation Committee Charter and recommend any changes to the Board;

•	report periodically to the Board on the Committee’s activities and findings, including any issues with respect to the compensation of all executive officers, including incentive-compensation plans and equity-based plans, and as required by law or regulations or rules or regulations of the Applicable Exchange;

•	keep appropriate minutes of its meetings and actions taken by it, with the advice of counsel; and

•	assess its performance on a regular basis.

EXHIBIT E

GEVITY HR, INC.

AUDIT COMMITTEE CHARTER
(adopted on November 22, 2002)

Authorization of the Audit Committee

     The Board of Directors (the “Board”) of Gevity HR, Inc. (the “Company”) has established the Audit Committee of the Board to carry out the duties and responsibilities assigned to the Audit Committee under the applicable securities laws and the rules and regulations of the National Association of Securities Dealers, Inc. or any other national securities exchange on which the Company’s common stock is listed (the “Applicable Exchange”).

Members of the Audit Committee

     The Audit Committee shall be comprised of at least three members of the Board. Each member of the Audit Committee must be financially literate. At least one member of the Audit Committee must be a “financial expert” within the meaning of Section 407 of the Sarbanes-Oxley Act of 2002 (the “Act”) and rules promulgated thereunder and the rules and regulations of the Applicable Exchange, at such time as those rules become effective.

     The members of the Audit Committee shall be appointed by the Board on the recommendation of the Nominating/Governance Committee of the Board. The chairperson of the Audit Committee shall be appointed by the Board. All members of the Audit Committee shall be independent of the management of the Company and free of any relationship that, in the judgment of the Board, would interfere with their exercise of independent judgment as Audit Committee members and shall meet the independence requirements of the Applicable Exchange.

Responsibilities and Duties of the Audit Committee

     Scope of Responsibility

     The Audit Committee shall be solely and directly responsible for the appointment and dismissal, compensation, and oversight of the Company’s independent auditors, and may not delegate any of such responsibilities to the Board or any other committee thereof or to any others. The Audit Committee shall oversee the performance of services by the independent auditors. The independent auditors shall report directly to the Audit Committee.

     The Audit Committee shall assist the Board in its oversight of (1) the integrity of the Company’s financial statements, (2) the Company’s compliance with legal and regulatory requirements and (3) the performance of the Company’s internal audit function by the Company’s internal auditors. The Audit Committee shall also prepare the report of the Audit Committee to be included in the Company’s annual proxy statement.

     The Audit Committee shall assist the Board in fulfilling its oversight responsibilities by (1) reviewing the Company’s financial information that will be filed with the Securities and Exchange Commission (“SEC”) or otherwise provided to its shareholders and to analysts, (2) working with management to establish, subject to the approval of the Board, the Company’s systems of internal controls, (3) reviewing the systems of internal controls and reports of variance from those controls, (4) reviewing all audit processes and results of internal audits, (5) reviewing the Company’s accounting, reporting and financial practices and (6) performing such other tasks as it determines appropriate and consistent with its duties hereunder.

     The responsibilities of a member of the Audit Committee are in addition to his or her responsibilities as a member of the Board. Each member of the Audit Committee will be compensated separately for his or her service on the Audit Committee.

     The Audit Committee does not prepare financial statements on behalf of the Company or perform the Company’s audits, and its members are not the Company’s auditors and do not certify the Company’s financial statements. These functions are performed by the Company’s management and independent auditors.

     In addition to the matters set forth herein, the Audit Committee shall perform such other functions as are required by law, the Company’s Articles of Incorporation or its Bylaws, or requested by the Board.

     Responsibilities and Duties

     The Audit Committee:

•	shall meet at the request of (i) the Chairman of the Audit Committee or any other two members of the Audit Committee, (ii) the Chairman of the Board, the Chief Executive Officer, the Chief Financial Officer, or (iii) the independent auditors, and shall meet at least once every quarter in regular session, or more frequently as circumstances dictate;

•	shall meet in executive sessions, separately, with each of (i) the Chief Financial Officer, (ii) the independent auditors and (iii) the internal auditors, at least once every quarter;

•	shall recommend to the Board whether the audited financial statements should be included in the Company’s Annual Report on Form 10-K;

•	shall review and discuss with management the policies and guidelines for risk assessment and management;

•	may take any other action permitted by applicable laws, rules, and regulations necessary to accomplish any action authorized by this Charter or to further the goals of the Audit Committee as set forth in this Charter; and

•	shall report its actions, budget and expenditures to the Board.

     Meetings may be held in person or by telephonic means at the discretion of the chairperson of the Audit Committee. No Audit Committee member may vote on any matter in which he or she, directly or indirectly, has a material interest.

     Relationships with Independent Auditors

     The Audit Committee shall:

•	solely and directly determine and approve the scope of the annual audit and the interim reviews of the Company’s financial statements, and the associated fees to be paid to the independent auditors (for both audit and permissible non-audit work); and

•	confirm, oversee and monitor the independence of the auditors and the qualifications of the audit partner and reviewing partner to serve as such.

     In its review of the independent auditors, the Audit Committee shall:

•	review the qualifications and experience of senior members of the audit team;

•	ensure that the independent auditors provide the Audit Committee (for their review) with timely reports of (1) all critical accounting policies and practices, (2) all alternative treatments of financial information within generally accepted accounting principles that have been discussed with management, effects of using such alternatives, and the treatment preferred by the independent auditing firm, and (3) other material written communications between the independent auditor and management; and

•	review the independent auditors’ reports on the adequacy of the Company’s internal controls, including computerized information system controls and security.

     Prior to the release or filing thereof, the Audit Committee shall review documents containing the Company’s financial statements or summaries thereof, including earnings press releases, the interim financial reports and filings with the SEC or other regulators and presentations to rating agencies. The Audit Committee shall specifically review:

•	with the independent auditors and management, their processes for assessment of material misstatements, identification of the notable risk areas, and their response to those risks;

•	with management and the independent auditors, the Company’s annual and quarterly financial statements and related footnotes as well as all of the

Company’s filings with the SEC which contain financial statements prior to their filing;

•	with the independent auditors, any additions or changes in auditing or accounting principles suggested by the independent auditors, management, or the internal auditors;

•	the independent auditors’ qualitative judgement about the appropriateness, and not just the acceptability, of accounting principles, use of estimates, basis for determining the amounts of estimates, and financial disclosures;

•	with the independent auditors, any significant difficulties or disputes with management encountered during the course of the audit;

•	any material financial or non-financial arrangements of the Company that do not appear on the financial statements of the Company and risks related thereto;

•	with management and the independent auditors, the effect of regulatory and accounting proposals, initiatives or changes as well as accounting principles and their alternatives that have or could have a significant effect on the Company’s financial statements;

•	any transactions or courses of dealing with parties related to the Company that are significant in size or involve terms or other aspects that differ from those that would likely be negotiated with independent parties, or that are relevant to an understanding of the Company’s financial statements; and

•	any other matters related to the annual Company audit, including those matters that are required to be communicated to the Audit Committee under applicable law and generally accepted auditing standards.

     Approval of Services Provided by Independent Auditors

     The Audit Committee shall approve any audit services and any permissible non-audit services prior to the commencement of the services as set forth in the Act, subject to any applicable de minimis exceptions to such preapproval requirement. In making its pre-approval determination, the Audit Committee shall consider whether providing the non-audit services are compatible with maintaining the auditors’ independence. If this pre-approval is delegated to an independent Audit Committee member or members, such member or members shall present a report of his or her decisions at the next scheduled Audit Committee meeting.

     Relationships with the Internal Audit Function

     The Audit Committee shall:

•	be solely and directly responsible for the appointment, replacement, reassignment, or dismissal of the Company’s internal auditors;

•	establish procedures to assess the effectiveness and performance of the internal auditors; and

•	take steps that are, in the sole judgment of the Audit Committee, reasonable or necessary to ensure that the internal auditors are independent and the compensation and benefits allocated to the internal auditors are not subject to modification or termination without the consent of the Audit Committee.

     Oversight of Corporate Compliance Function

     The Audit Committee shall:

•	establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submission by employees of the Company of concerns or issues regarding the Company’s accounting or auditing matters;

•	review any transactions with related parties and the procedures used to identify related parties;

•	annually review, and confer with the Nominating/Corporate Governance Committee concerning, the Company’s Code of Business Conduct and Ethics, and recommend to the Board any changes or additions, as needed; and

•	review the Disclosure Committee Charter and recommend to management any changes or additions.

     Audit Committee Formalities and Charter

     The Audit Committee shall:

•	review and reassess annually the adequacy of this Audit Committee Charter and recommend any changes to the Board;

•	report periodically to the Board on the Audit Committee’s activities and findings, including any issues regarding the quality or integrity of the Company’s financial statements, the Company’s compliance with legal or regulatory requirements insofar as they relate to the duties and responsibilities of the Audit Committee, the performance and independence of the Company’s independent auditors, or the performance and independence of the internal auditors;

•	keep appropriate minutes of its meetings and actions taken by it, with the advice of counsel; and

•	take actions to assess its performance on an annual basis, such as retaining counsel, accountants or other consultants for the purpose of reviewing its performance.

Further Authority of the Audit Committee

     The Audit Committee shall have the power to conduct or authorize investigations into any matters within its scope of responsibilities and duties that it deems reasonably necessary in the discharge thereof. The Audit Committee shall be empowered to retain (and determine the funding for) independent counsel, accountants, and others to assist it in the conduct of any investigation and the Company shall provide such funding without delay.

Continuing Education

     The Company is responsible for providing the Audit Committee with educational resources related to accounting principles and procedures, current accounting topics pertinent to the Company and other material as may be requested by the Audit Committee. The Company shall assist the members of the Audit Committee in maintaining appropriate financial literacy.

GEVITY HR, INC.

THIS PROXY IS SOLICITED ON BEHALF OF

THE BOARD OF DIRECTORS OF THE COMPANY

     The undersigned appoints Peter C. Grabowski and Gregory M. Nichols, and each of them, his or her proxies with full power of substitution, to vote all the shares of common stock of Gevity HR, Inc. that the undersigned may be entitled to vote at the annual meeting of shareholders to be held May 22, 2003, and at any adjournment or postponement thereof, as indicated on the reverse side hereof.

     THIS PROXY WILL BE VOTED AS SPECIFIED ON THE REVERSE SIDE. IF NO SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED:

•	FOR THE ELECTION OF ALL NOMINEES FOR DIRECTOR LISTED ON THE REVERSE SIDE;

•	FOR THE APPROVAL OF THE ISSUANCE BY GEVITY HR, INC. OF 30,000 SHARES OF A NEWLY CREATED SERIES OF PREFERRED STOCK TO BE DESIGNATED AS THE “SERIES A CONVERTIBLE PREFERRED STOCK” AS DESCRIBED IN THE PROXY STATEMENT AND WHICH WILL HAVE THE TERMS PROVIDED IN THE CERTIFICATE OF DESIGNATION, A COPY OF WHICH IS ATTACHED AS EXHIBIT A TO THE PROXY STATEMENT; AND

•	AT THE DISCRETION OF THE PROXIES ON ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE MEETING.

(Continued and to be signed and dated on reverse side).

1.	Election of Directors:

(Instructions: To withhold authority to vote for any individual nominee, mark the “Exceptions” box and write that nominee’s name in the space provided below.)

Nominees: James F. Manning, George B. Beitzel and Charles S. Craig

Exceptions

☐	FOR	☐	WITHHOLD AUTHORITY	☐	EXCEPTIONS

2.	Issuance of 30,000 shares of Series A Convertible Preferred Stock having the terms provided in the Certificate of Designation, a copy of which is attached as Exhibit A to the proxy statement:

☐	FOR approval of the issuance by Gevity HR, Inc. of 30,000 shares of a newly created series of preferred stock to be designated as the “Series A Convertible Preferred Stock” as described in the proxy statement and which will have the terms provided in the Certificate of Designation, a copy of which is attached as Exhibit A to the proxy statement.

☐	AGAINST approval of the issuance by Gevity HR, Inc. of 30,000 shares of a newly created series of preferred stock to be designated as the “Series A Convertible Preferred

Stock” which will have the terms provided in the Certificate of Designation, a copy of which is attached as Exhibit A to the proxy statement.

☐	WITHHOLD AUTHORITY

IN ORDER TO UPDATE OUR RECORDS, INCLUDE A CHANGE OF ADDRESS, IF ANY, HERE:

PLEASE DATE THE PROXY AND SIGN YOUR NAME EXACTLY AS IT APPEARS HEREON WHEN THERE IS MORE THAN ONE OWNER, EACH SHOULD SIGN. WHEN SIGNING AS AN ATTORNEY, ADMINISTRATOR, EXECUTOR, GUARDIAN OR TRUSTEE, PLEASE GIVE YOUR TITLE AS SUCH. IF EXECUTED BY A CORPORATION, THE PROXY SHOULD BE SIGNED BY A DULY AUTHORIZED OFFICER.

Signature:

Date:

Signature:

Date:

Votes must be indicated (x) in Black or Blue Ink.

PLEASE SIGN, DATE AND RETURN THIS PROXY IN THE ENCLOSED POSTAGE PREPAID ENVELOPE.